Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
Chapter 11
In re:	:
Case No. 05-17930 (ALG)
:
NORTHWEST AIRLINES CORPORATION,		Jointly Administered
NWA FUEL SERVICES CORPORATION,	:
NORTHWEST AIRLINES HOLDINGS CORPORATION,
NWA INC.,	:
NORTHWEST AEROSPACE TRAINING CORPORATION,
NORTHWEST AIRLINES, INC.,	:
NWA AIRCRAFT FINANCE, INC.,
MLT INC.,	:
COMPASS AIRLINES, INC. F/K/A NORTHWEST AIRLINES CARGO, INC.,
NWA RETAIL SALES INC.,	:
MONTANA ENTERPRISES, INC.,
AIRCRAFT FOREIGN SALES, INC.,	:
NW RED BARON LLC, AND
NWA WORLDCLUB, INC.	:

:
Debtors.
:

:

x

DEBTORS’ FIRST AMENDED JOINT AND CONSOLIDATED PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Bruce R. Zirinsky (BZ 2990) CADWALADER, WICKERSHAM & TAFT LLP One World Financial Center New York, New York 10281 Telephone: (212) 504-6000 Facsimile: (212) 504-6666	Mark C. Ellenberg (ME 6927) CADWALADER, WICKERSHAM & TAFT LLP 1201 F St. N.W., Suite 1100 Washington, DC 20004 Telephone: (202) 862-2200 Facsimile: (202) 862-2400

Dated:             February 15, 2007

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1.45	Employee-Related Agreements	5
1.46	Equity Interest	5
1.47	Exercising Claimant	5
1.48	Exit Facility	5
1.49	Final Distribution Date	5
1.50	Final Order	5
1.51	General Unsecured Claim	6
1.52	Holdings	6
1.53	Indentures	6
1.54	Indenture Trustee	6
1.55	Insured Claim	6
1.56	Intercompany Claim	6
1.57	ISDA Master Agreements	6
1.58	JPM ISDA Master Agreement	6
1.59	Management Claim	7
1.60	Management Equity Plan	7
1.61	N301US and N303US Aircraft Secured Claim	7
1.62	New Common Stock	7
1.63	New Common Stock For Distribution to Creditors	7
1.64	New Common Stock For Distribution to Creditors with a Guaranty	7
1.65	New Common Stock For Distribution Pursuant to Rights Offering	7
1.66	New Common Stock For Purchased Shares	7
1.67	New Common Stock Reserved for Issuance to Management	7
1.68	NOLs	7
1.69	Non-Consolidated Debtors	7
1.70	Non-Debtor Affiliates	8
1.71	Northwest Airlines	8
1.72	NW 2006-1 and 2006-2 Trust Indentures	8
1.73	NWA Corp.	8
1.74	NWA Corp. Preferred Shares	8
1.75	Old NWA Corp. Common Shares	8
1.76	Other Secured Claim	8
1.77	Periodic Distribution Date	8
1.78	Plan	8
1.79	Post-Effective Date Committee	8
1.80	Postpetition Aircraft Purchase and Lease Obligations	9
1.81	Preferred Stock Interests	9
1.82	Priority Non-Tax Claim	9
1.83	Priority Tax Claim	9
1.84	Professional Claim	9
1.85	Pro Rata	9
1.86	Released Party	9
1.87	Reorganized Debtor	9
1.88	Reorganized NWA Corp.	9
1.89	Reorganized Northwest Airlines	9
1.90	Restructured Aircraft Secured Claim	9
1.91	Retiree Committee	9
1.92	Rights Offering	10
1.93	Rights Offering Expiration Date	10
1.94	Rights Offering Sponsor	10
1.95	Rights Offering Sponsor Agreement	10

1.96	Schedules	10
1.97	Secured Claim	10
1.98	Securities Act	10
1.99	Series C Judgment Claims	10
1.100	Settlement Procedures Order	10
1.101	Solicitation Procedures Motion	10
1.102	Subordinated Claim	10
1.103	Subscription Agent	11
1.104	Subscription Commencement Date	11
1.105	Subscription Form	11
1.106	Subscription Purchase Price	11
1.107	Subscription Rights	11
1.108	Ultimate Purchasers	11

SECTION 2.	ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS	11

2.1	Administrative Expense Claims and Bar Date	11
2.2	Postpetition Aircraft Purchase and Lease Obligations	12
2.3	Priority Tax Claims	12
2.4	DIP Claims	12
2.5	Satisfaction of Exit Conditions Under A330 Financing Indentures	13
2.6	Satisfaction of Conditions Under ISDA Master Agreements	13

SECTION 3.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	13

3.1	Consolidated Debtors Classes	13
3.2	NWA Fuel Services Corporation Classes	14
3.3	Northwest Aerospace Training Corporation Classes	14
3.4	MLT Inc. Classes	15
3.5	Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc. Classes	15
3.6	NWA Retail Sales Inc. Classes	16
3.7	Montana Enterprises, Inc. Classes	16
3.8	NW Red Baron LLC Classes	16
3.9	Aircraft Foreign Sales, Inc. Classes	17
3.10	NWA Worldclub, Inc. Classes	17
3.11	NWA Aircraft Finance, Inc. Classes	17

SECTION 4.	TREATMENT OF CLAIMS AND EQUITY INTERESTS	18

4.1	Priority Non-Tax Claims	18
4.2	1110(a) Aircraft Secured Claims	18
4.3	Restructured Aircraft Secured Claims	18
4.4	N301US and N303US Aircraft Secured Claims	18
4.5	Other Secured Claims	19
4.6	General Unsecured Claims	19
4.7	Convenience Class Claims	20
4.8	Intercompany Claims	20
4.9	Equity Interests in Debtors Other than NWA Corp.	20
4.10	Preferred Stock Interests in NWA Corp.	20
4.11	Common Stock Interests in NWA Corp.	20

SECTION 5.	MEANS FOR IMPLEMENTATION	20

5.1	Substantive Consolidation	20
5.2	Exit Financing	21
5.3	Authorization of New Common Stock	21
5.4	Rights Offering and Purchased Shares	21
5.5	Listing of New Common Stock	21
5.6	Restrictions on the Transfer of New Common Stock to Protect NOLs	21
5.7	Management Equity Plan	22
5.8	Cancellation of Existing Securities and Agreements	22
5.9	Indenture Trustee Fees	22
5.10	Board of Directors	22
5.11	Officers	22
5.12	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors	23
5.13	Restructuring Transactions	23
5.14	Certificate of Incorporation	23

SECTION 6.	DISTRIBUTIONS	23

6.1	Distribution Record Date	23
6.2	Date of Distributions	24
6.3	Postpetition Interest on Claims	24
6.4	Initial Distributions	24
6.5	Subsequent Distributions	24
6.6	Distribution Reserve	25
6.7	Disbursing Agent	25
6.8	Rights and Powers of Disbursing Agent	25
6.9	Surrender of Instruments	25
6.10	Delivery of Distributions	26
6.11	Manner of Payment Under Plan	26
6.12	Fractional Shares	26
6.13	Setoffs	26
6.14	Distributions after the Effective Date	27
6.15	Allocation of Plan Distributions Between Principal and Interest	27
6.16	Withholding and Reporting Requirements	27
6.17	Time Bar to Cash Payments	27

SECTION 7.	PROCEDURES FOR DISPUTED CLAIMS	28

7.1	Objection to Claims	28
7.2	Payments and Distributions with Respect to Disputed Claims	28
7.3	Preservation of Insurance	28
7.4	Retiree Medical Benefit Claims	28
7.5	Estimation of Claims and Equity Interests	28
7.6	No Recourse	29
7.7	Preservation of Rights to Settle Claims	29
7.8	Presumed Disallowance of Certain Claims	29

SECTION 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	29

8.1	General Treatment	29
8.2	Restructured Collective Bargaining Agreements	30
8.3	Management Agreements	30
8.4	Employee-Related Agreements	30
8.5	Customer Programs	30
8.6	Cure of Defaults	30
8.7	Approval of Assumption and Rejection of Executory Contracts and Unexpired Leases	31
8.8	Rejection Claims	31
8.9	Survival of the Debtors’ Indemnification Obligations	31
8.10	Insurance Policies	31

SECTION 9.	THE RIGHTS OFFERING	32

9.1	Subscription Rights	32
9.2	Subscription Period	32
9.3	Exercise of Subscription Rights	32
9.4	Oversubscription Rights	32
9.5	Undersubscription	33
9.6	The Purchased Shares	33
9.7	Transfer of Subscription Rights; Election Irrevocable	33
9.8	Distribution of New Common Stock	33
9.9	No Interest	33
9.10	Fractional Rights	33
9.11	Validity of Exercise of Subscription Rights	34
9.12	Use of Proceeds	34
9.13	Limitation on Acquisition of Shares	34

SECTION 10.	CONDITIONS PRECEDENT TO EFFECTIVE DATE	35

10.1	Conditions to Effective Date	35
10.2	Waiver of Conditions	35

SECTION 11.	EFFECT OF CONFIRMATION	35

11.1	Vesting of Assets	35
11.2	Discharge of Claims against the Debtors and Cancellation of Equity Interests in NWA Corp.	35
11.3	Binding Effect	36
11.4	Term of Injunctions or Stays	36
11.5	Injunction Against Interference with Plan	36
11.6	Exculpation	36
11.7	Retention of Causes of Action/Reservation of Rights	37
11.8	Release by Debtors	37
11.9	Release of Released Parties by Other Released Parties	38

SECTION 12.	CLAIMS ALLOWED BY THE PLAN	38

12.1	Series C Judgment Claims	38

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12.2	Management Claim	38

SECTION 13.	RETENTION OF JURISDICTION	38

SECTION 14.	MISCELLANEOUS PROVISIONS	39

14.1	Payment of Statutory Fees	40
14.2	Committees	40
14.3	Substantial Consummation	40
14.4	Exemption from Transfer Taxes	40
14.5	Section 1145 Exemption	41
14.6	Amendments	41
14.7	Revocation or Withdrawal of Plan	41
14.8	Cramdown	41
14.9	Severability	42
14.10	Request for Expedited Determination of Taxes	42
14.11	Courts of Competent Jurisdiction	42
14.12	Governing Law	42
14.13	Time	42
14.14	Headings	42
14.15	Exhibits	42
14.16	Notices	42

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
Chapter 11
In re:	:
Case No. 05-17930 (ALG)
:
NORTHWEST AIRLINES CORPORATION,		Jointly Administered
NWA FUEL SERVICES CORPORATION,	:
NORTHWEST AIRLINES HOLDINGS CORPORATION,
NWA INC.,	:
NORTHWEST AEROSPACE TRAINING CORPORATION,
NORTHWEST AIRLINES, INC.,	:
NWA AIRCRAFT FINANCE, INC.,
MLT INC.,	:
COMPASS AIRLINES, INC. F/K/A NORTHWEST AIRLINES CARGO, INC.,
NWA RETAIL SALES INC.,	:
MONTANA ENTERPRISES, INC.,
AIRCRAFT FOREIGN SALES, INC.,	:
NW RED BARON LLC, AND
NWA WORLDCLUB, INC.	:

:
Debtors.
x

DEBTORS’ FIRST AMENDED JOINT AND CONSOLIDATED PLAN

OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Northwest Airlines Corporation, NWA Fuel Services Corporation, Northwest Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc., Northwest Aerospace Training Corporation, MLT Inc., Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc., NWA Retail Sales Inc., Montana Enterprises, Inc., NW Red Baron LLC, Aircraft Foreign Sales, Inc., NWA Worldclub, Inc., and NWA Aircraft Finance, Inc., the debtors, propose the following joint and consolidated plan of reorganization pursuant to section 1121(a) of title 11 of the United States Code:

SECTION 1.                                                    DEFINITIONS

In this Plan, the following definitions shall apply:

1.1                       1110(a) Aircraft Secured Claim means an Aircraft Secured Claim relating to Aircraft Equipment as to which the Debtors agreed under section 1110(a) of the Bankruptcy Code to perform all obligations under the applicable loan agreements.

1.2                       A330 Financing Indentures means the NW 2006-1 and 2006-2 Trust Indentures providing for the refinancing of certain Secured Obligations relating to A330 Aircraft

Equipment, authorized by the Bankruptcy Court in Final Orders dated November 21, 2006 and December 21, 2006.

1.3                       Administrative Expense Claim means any right to payment, whether secured or unsecured, constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b), 507(a)(1) and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ businesses, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

1.4                       Administrative Expense Claim Bar Date means the date that is sixty calendar days after the Effective Date.

1.5                       Aircraft Equipmentmeans an aircraft, airframe, aircraft engine, propeller, appliance or spare part (and includes all records and documents relating to such equipment that are required, under the terms of the security agreement, lease, or conditional sale contract, to be surrendered or returned in connection with the surrender or return of such equipment) that is leased to, subject to a security interest granted by or conditionally sold to, one of the Debtors.

1.6                       Aircraft Secured Claim means a Claim that is secured by a valid, duly perfected, non-avoidable security interest in the interest of a Debtor in Aircraft Equipment, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the applicable Debtor’s interest in such Aircraft Equipment, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Claimholder.

1.7                       Allocation Fraction means, with respect to a holder of an Allowed Class 1D Claim with respect to which there is a guaranty by one or more of the Consolidated Debtors of a primary obligation of another Consolidated Debtor, a fraction, the numerator of which shall be the amount of such holder’s Allowed Class 1D Claim with respect to which there is a guaranty divided by the aggregate amount of all Allowed Class 1D Claims with respect to which there are guarantees by another Consolidated Debtor.

1.8                       Allowed means, with respect to a Claim, (i) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any timely filed, liquidated, non-contingent Claim as to which the time for objection permitted by the Plan has expired and no objection has been interposed, or (iii) any Claim expressly allowed by a Final Order or by agreement pursuant to the Settlement Procedures Order.

1.9                       Amended Bylaws means the Bylaws of Reorganized NWA Corp. as restated, substantially in the form as will be set forth in a plan supplement.

1.10                Amended Certificate of Incorporation means the Certificate of Incorporation of Reorganized NWA Corp., as restated, substantially in the form as will be set forth in a plan supplement.

1.11                Bankruptcy Code means title 11 of the United States Code, as applicable to the Chapter 11 Cases.

1.12                Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York.

1.13                Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

1.14                Bar Date Order means the Final Order dated May 19, 2006, as amended May 22, 2006 (Docket Nos. 2594 & 2607), and any orders supplementing such Order, establishing the last date for filing proofs of claim against the Debtors’ estates.

1.15                Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.16                Cash means legal tender of the United States of America.

1.17                Catch-up Distribution means with respect to each holder of an Allowed Claim in Class 1D that was previously a Disputed Claim, the aggregate number of shares of New Common Stock For Distribution to Creditors that such holder would have received if its Claim had been an Allowed Claim on the Effective Date and each applicable Periodic Distribution Date.

1.18                Chapter 11 Cases means the jointly administered cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the United States District Court for the Southern District of New York and styled In re Northwest Airlines Corp., et al., Case No. 05-17930 (ALG), (Jointly Administered).

1.19                Claim has the meaning set forth in section 101 of the Bankruptcy Code.

1.20                Claims Agent means Bankruptcy Services, LLC, which is located at 757 Third Avenue, Third Floor, New York, New York 10017 and was retained as the Debtors’claims, balloting and noticing agent in the Chapter 11 Cases pursuant to Bankruptcy Court Order dated November 16, 2005.

1.21                Claims Objection Deadline has the meaning set forth in section 7.1 of the Plan.

1.22                Class means any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.23                Commencement Date means September 14, 2005, with respect to all of the Debtors other than NWA Aircraft Finance, Inc., and with respect to NWA Aircraft Finance, Inc. means September 30, 2005.

1.24                Common Stock Interests means Equity Interests in NWA Corp. represented by Old NWA Corp. Common Shares.

1.25                Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.26                Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.27                Consolidated Debtor means, individually, any of NWA Corp., Holdings, NWA Inc. and Northwest Airlines.

1.28                Consolidated Debtors means, collectively, NWA Corp., Holdings, NWA Inc. and Northwest Airlines.

1.29                Convenience Class Claim means a Claim against any of the Consolidated Debtors that otherwise would be a General Unsecured Claim that is (a) for $20,000 or less, or (b) for more than $20,000 if the holder of such Claim has agreed to reduce the amount of the Claim to $20,000 by making the Convenience Class Election on the Ballot provided for voting on this Plan within the time fixed by the Bankruptcy Court for completing and returning such Ballot.

1.30                Convenience Class Election means the election pursuant to which the holder of a General Unsecured Claim against any Consolidated Debtor in an amount greater than $20,000 timely elects to have its Claim reduced to $20,000 and treated as a Convenience Class Claim.

1.31                Creditors Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases, as constituted from time to time.

1.32                Debtor means, individually, any of NWA Corp., NWA Fuel Services Corporation, Holdings, NWA Inc., Northwest Airlines, Northwest Aerospace Training Corporation, MLT Inc., Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc., NWA Retail Sales Inc., Montana Enterprises, Inc., NW Red Baron LLC, Aircraft Foreign Sales, Inc., NWA Worldclub, Inc., and NWA Aircraft Finance, Inc.

1.33                Debtors means, collectively, each Debtor.

1.34                Deficiency Claim means that portion of a Claim secured by a lien on property in which the estate has an interest that is determined, pursuant to Section 506(a) of the Code or through agreement, to exceed the value of the claimant’s interest in such property.

1.35                DIP Claim means the Administrative Expense Claim arising under the DIP Credit and Exit Facility Agreement.

1.36                DIP Credit and Exit Facility Agreement means that certain Super Priority Debtor in Possession and Exit Credit and Guarantee Agreement dated as of August 21, 2006, among Northwest Airlines as Borrower, NWA Corp, Northwest Airlines Holdings Corporation and NWA Inc., as Guarantors, and Citicorp USA Inc., as Administrative Agent, JP Morgan Chase Bank, N.A. as Syndication Agent, Deutsche Bank Trust Company Americas, as Documentation Agent, Morgan Stanley Senior Funding Inc., as Co-Syndication Agent, Calyon New York Branch, as Co-Documentation Agent, U.S. Bank National Association, as Agent, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Runners for the Exit Facilities, Morgan Stanley Senior Funding Inc., as Co-Arranger and Calyon New York Branch, as Co-Arranger and the several lenders from time to time parties thereto.

1.37                Disclosure Statement means the disclosure statement with respect to the Debtors’ First Amended Joint and Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.

1.38                Disbursing Agent means any entity (including any applicable Debtor if it acts in such capacity) in its capacity as a disbursing agent under Section 6.7 hereof.

1.39                Disputed Claim means any Claim that is not an allowed claim.

1.40                Distribution Reserve means the reserve created pursuant to Section 6.6 of this Plan to hold property (including New Common Stock) for distribution to holders of General Unsecured Claims pending resolution of Disputed Claims.

1.41                Distribution Record Date means the date fixed as the “Distribution Record Date” by order of the Bankruptcy Court approving the Solicitation Procedures Motion.

1.42                Downstream Mergers means the mergers provided for in section 5.13 of the Plan.

1.43                Effective Date means a Business Day on or after the Confirmation Date selected by the Debtors on which (i) no stay of the Confirmation Order is in effect (ii) the conditions to the effectiveness of the Plan specified in Section 10 hereof have been satisfied or waived and (iii) the Debtors commence consummation of the Plan.

1.44                Eligible Holder means a holder of an Allowed Claim in Class 1D entitled to participate in the Rights Offering pursuant to the Debtors’ Solicitation Procedures Motion.

1.45                Employee-Related Agreementsmeans those agreements between any of the Debtors and any of its employees or any entity acting on behalf of its employees.

1.46                Equity Interest means the interest of any holder of an equity security of any Debtor represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest.

1.47                Exercising Claimant means each Eligible Holder of an Allowed Claim in Class 1D that exercises its rights to subscribe to purchase shares of New Common Stock For Distribution Pursuant to Rights Offering.

1.48                Exit Facility means the credit facility that will provide liquidity to the Reorganized Debtors.

1.49                Final Distribution Date means the date which is ninety days after all Disputed Claims have been resolved by Final Order.

1.50                Final Order means an order or judgment that has not been reversed, vacated or stayed and as to which (i) the time to appeal, to petition for a writ of certiorari or to move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for a writ of certiorari or motion for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or the petition for a writ of certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order or judgment, and the time to take any further appeal, to petition for a writ of certiorari or to move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

1.51                General Unsecured Claim means a Claim against a Debtor that is not an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, an 1110(a) Aircraft Secured Claim, a Restructured Aircraft Secured Claim, an N301US and N303US Aircraft Secured Claim, an Other Secured Claim, an Insured Claim, an Intercompany Claim, or a Convenience Class Claim. For the avoidance of doubt, the term General Unsecured Claim includes Deficiency Claims.

1.52                Holdings means Northwest Airlines Holdings Corporation, a Delaware corporation.

1.53                Indentures means, individually and collectively, (A) the Indenture (as supplemented) dated as of March 1, 1997 among Northwest Airlines, Holdings and U.S. Bank National Association, N.A. as successor to State Street Bank as Trustee, under which Northwest Airlines issued the following series of notes: (i) 10% Notes due 2009 in the aggregate principal amount of $300,000,000, (ii) 9.875% Notes due 2007 in the aggregate principal amount of $300,000,000, (iii) 8.875% Notes due 2006 in the aggregate principal amount of $300,000,000, (iv) 9.5% Notes due 2039 in the aggregate principal amount of $143,000,000, (v) 7.875% Notes due 2008 in the aggregate principal amount of $200,000,000 and (vi) 8.70% Notes due 2007 in the aggregate principal amount of $100,000,000; (B) the Indenture dated as of May 20, 2003 among NWA Corp., Northwest Airlines and U.S. Bank National Association, N.A. as Trustee, under which NWA Corp. issued the 6.625% Senior Convertible Notes due 2023 in the aggregate principal amount of $150,000,000; and (C) the Indenture dated as of November 4, 2003, among NWA Corp., Northwest Airlines and U.S. Bank National Association as Trustee, under which NWA Corp. issued 7.625% Convertible Senior Notes due 2023 in the aggregate principal amount of $225,000,000, and all documents and instruments relating thereto as such may have been amended, modified, supplemented or restated from time to time prior to the Commencement Date.

1.54                Indenture Trustee means any of(A) HSBC Bank USA, National Association, as Successor Trustee, with respect to notes issued under the Indenture (as supplemented) dated as of March 1, 1997 among Northwest Airlines, Holdings and U.S. Bank National Association, N.A. as successor to State Street Bank as Trustee; (B) U.S. Bank National Association or U.S. Bank Trust National Association (including any and all of its affiliates) as Indenture Trustee, Pass-Through Trustee, Subordination Agent, Owner Trustee, Security Trustee, Collateral Trustee or other trust capacity.; (C) Law Debenture Company of New York as Successor Trustee to U.S. Bank National Association with respect to the Indenture dated as of November 4, 2003, under which NWA Corp. issued 7.625% Convertible Senior Notes, and the Indenture dated as of May 20, 2003 under which NWA Corp. issued 6.625% Senior Convertible Notes;

1.55                Insured Claim means any Claim as to which there is valid and enforceable insurance coverage in an amount sufficient to fully satisfy and discharge such claim.

1.56                Intercompany Claim means any General Unsecured Claim held by a Debtor and/or Non-Debtor Affiliate against another Debtor and/or Non-Debtor Affiliate.

1.57                ISDA Master Agreements means those agreements entered into by the Debtors using the industry standard form of master agreement developed by the International Swaps and Derivatives Association to govern “over-the-counter” derivative transactions.

1.58                JPM ISDA Master Agreement means that certain ISDA Master Agreement made and entered into by and between JPMorgan Chase Bank, N.A. and Northwest Airlines, as amended from time to time, including by that First Amendment to 2002 ISDA Master Agreement, dated October 4, 2006.

1.59                Management Claim means Claim No. 11196 against Northwest Airlines, Inc., filed in the amount of not less than $129,096,917.00, on behalf of current salaried employees of the Debtors in order to preserve such salaried employees’ rights with respect to, as applicable, (a) such salaried employees’ compensation and benefit reductions agreed to as part of the 2004 Bridge Agreement reached between the Debtors and their pilots union, the Airline Pilots Association, International, and (b) such salaried employees’ compensation and benefit reductions agreed to as part of the section 1113 negotiation process in these Chapter 11 Cases, calculated in the same manner as the claims granted to the unions who agreed to and ratified modified collective bargaining agreements.

1.60                Management Equity Plan means the management equity plan for certain employees of Reorganized Debtors, to be set forth in a plan supplement.

1.61                N301US and N303US Aircraft Secured Claim means the respective Aircraft Secured Claim relating to either the airframe bearing FAA Registration tail number N301US and related Aircraft Equipment or the airframe bearing FAA Registration tail number N303US and related Aircraft Equipment.

1.62                New Common Stock means the new shares of common stock of Reorganized NWA Corp., having a par value of 1 cent per share, to be authorized and issued pursuant to the Plan and the Amended Certificate of Incorporation.

1.63                New Common Stock For Distribution to Creditors means the portion of the New Common Stock to be distributed to holders of Allowed Class 1D Claims against the Consolidated Debtors and which shall equal 235,577,228 shares of the New Common Stock, less that portion of the New Common Stock Reserved for Issuance to Management which shall be designated as reducing the New Common Stock for Distribution to Creditors.

1.64                New Common Stock For Distribution to Creditors with a Guaranty means the 8,622,772 shares of the New Common Stock to be distributed to holders of Allowed Class 1D Claims against the Consolidated Debtors, which holders also hold guarantees of such claims by one or more of the other Consolidated Debtors.

1.65                New Common Stock For Distribution Pursuant to Rights Offering means the 23,611,111 shares of the New Common Stock made available for purchase pursuant to the Rights Offering, as set forth in Section 9 of the Plan.

1.66                New Common Stock For Purchased Shares means the 4,166,667 shares of the New Common Stock purchased by the Rights Offering Sponsor, as set forth in Section 9.6 of the Plan.

1.67                New Common Stock Reserved for Issuance to Management means the portion of the New Common Stock to be reserved for issuance under the Management Equity Plan.

1.68                NOLs means Net Operating Losses, as that term is used in Section 382 of the Internal Revenue Code.

1.69                Non-Consolidated Debtors means, collectively, NWA Fuel Services Corporation, Northwest Aerospace Training Corporation, MLT Inc., Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc., NWA Retail Sales Inc., Montana Enterprises, Inc., NW Red Baron LLC, Aircraft Foreign Sales, Inc., NWA Worldclub, Inc., and NWA Aircraft Finance, Inc.

1.70                Non-Debtor Affiliates means Northwest Airlines Charitable Foundation, Cardinal Insurance Co., Tomisato Shoji Hotel Business, Wings Finance Y.K., Win Win L.P., NWA Real Estate Holding Company LLC, Margoon Holding B.V.

1.71                Northwest Airlines means Northwest Airlines, Inc., a Minnesota corporation.

1.72                NW 2006-1 and 2006-2 Trust Indentures means (i) the Trust Indenture and Security Agreement [NW 2006-1 N851NW], dated as of December 22, 2006, among Northwest Airlines, Wells Fargo Bank Northwest, National Association, as Collateral Agent, Citibank, N.A., as Series A Administrative Agent, and Citibank, N.A., as Series B Administrative Agent (the “Agents”), (ii) the Trust Indenture and Security Agreement [NW 2006-1 N852NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (iii) the Trust Indenture and Security Agreement [NW 2006-1 N856NW], dated as of December 22, 2006, among Northwest and the Agents, (iv) the Trust Indenture and Security Agreement [NW 2006-1 N857NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (v) the Trust Indenture and Security Agreement [NW 2006-1 N860NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (vi) the Trust Indenture and Security Agreement [NW 2006-1 N861NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (vii) the Trust Indenture and Security Agreement [NW 2006-1 N806NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (viii) the Trust Indenture and Security Agreement [NW 2006-1 N807NW], dated as of December 22, 2006, among Northwest and the Agents, (ix) the Trust Indenture and Security Agreement [NW 2006-1 N812NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, (x) the Trust Indenture and Security Agreement [NW 2006-1 N371NB], dated as of December 22, 2006, among Northwest Airlines and the Agents, (xi) the Trust Indenture and Security Agreement [NW 2006-1 N377NW], dated as of December 22, 2006, among Northwest and the Agents, (xii) the Trust Indenture and Security Agreement [NW 2006-1 N813NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, and (xiii) the Trust Indenture and Security Agreement [NW 2006-2 N853NW], dated as of December 22, 2006, among Northwest Airlines and the Agents, in each case as it may from time to time be supplemented or amended as provided therein, including supplementing by a Trust Indenture Supplement pursuant thereto.

1.73                NWA Corp. means Northwest Airlines Corporation, a Delaware corporation.

1.74                NWA Corp. Preferred Shares means any and all shares of NWA Corp. preferred stock issued and outstanding on the Commencement Date.

1.75                Old NWA Corp. Common Shares means any and all shares of NWA Corp. common stock issued and outstanding on the Commencement Date.

1.76                Other Secured Claim means a Secured Claim against a Debtor that is not a Restructured Aircraft Secured Claim, an 1110(a) Aircraft Secured Claim, an N301US and N303US Aircraft Secured Claim or a Priority Tax Claim.

1.77                Periodic Distribution Date means the first (1st) Business Day that is after the close of one (1) full calendar quarter following the date of the initial Effective Date distributions, and, thereafter, on the first (1st) Business Day following the close of each full calendar quarter thereafter.

1.78                Plan means this joint and consolidated plan of reorganization, including the exhibits and appendices hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.79                Post-Effective Date Committee means the committee formed pursuant to section 14.2 of the Plan.

1.80                Postpetition Aircraft Purchase and Lease Obligations means those certain obligations arising pursuant to (a) postpetition agreements regarding Aircraft Equipment to be purchased by a Debtor and (b) postpetition agreements to restructure prepetition agreements relating to the purchase or lease of Aircraft Equipment by a Debtor; provided, however, that obligations under such postpetition agreements shall only be Postpetition Aircraft Purchase and Lease Obligations to the extent such agreements expressly state that obligations are to be obligations of the Reorganized Debtor; and provided further that each such postpetition agreement shall have been approved by a Final Order of the Bankruptcy Court prior to the Effective Date.

1.81                Preferred Stock Interests means Equity Interests in NWA Corp. represented by NWA Corp. Preferred Shares.

1.82                Priority Non-Tax Claim means any Claim entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

1.83                Priority Tax Claim means any Claim, whether secured or unsecured, entitled to priority under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.84                Professional Claim means a claim filed by any of the professionals retained in these Chapter 11 Cases pursuant to the Bankruptcy Code, Bankruptcy Rules, or an order of the Bankruptcy Court.

1.85                Pro Rata means, with respect to an Allowed Claim, the ratio of the amount of the Allowed Claim to the total amount of all Allowed Claims in the same Class.

1.86                Released Party means each of (a) the Debtors and the Reorganized Debtors, (b) the Creditors Committee, (c) any statutory committee, the members thereof appointed in the Chapter 11 Cases in their capacities as such, (d) the Rights Offering Sponsor, (e) the Ultimate Purchasers, (f) the Air Line Pilots Association, International and the Northwest Airlines Master Executive Council of the Air Line Pilots Association, International, (g) the International Association of Machinists and Aerospace Workers, District 143, (h) the Aircraft Technical Support Association, (i) the Northwest Airlines Meteorology Association, (j) the Transport Workers Union of America, (k) Aircraft Mechanics Fraternal Association and (l) any Indenture Trustee, and each of their current or former members, officers, directors, committee members, employees, advisors, attorneys, accountants, actuaries, investment bankers, consultants, agents and other representatives.

1.87                Reorganized Debtor means each Debtor on or after the Effective Date.

1.88                Reorganized NWA Corp. means Northwest Airlines Corporation, on and after the Effective Date.

1.89                Reorganized Northwest Airlines means Northwest Airlines, Inc., on and after the Effective Date.

1.90                Restructured Aircraft Secured Claim means an Aircraft Secured Claim as to which the Debtors and the claimants have agreed to a reduced and restructured Claim and as to which the Bankruptcy Court has entered a Final Order approving such agreement.

1.91                Retiree Committee means the statutory committee of retired employees appointed in the Chapter 11 Cases, as constituted from time to time.

1.92                Rights Offering means the offering to Eligible Holders of Allowed Claims in Class 1D to subscribe to purchase shares of New Common Stock For Distribution Pursuant to Rights Offering.

1.93                Rights Offering Expiration Date means the final date by which an Eligible Holder of an Allowed Class 1D Claim may elect to subscribe to the Rights Offering, which is 30 days after the Subscription Commencement Date.

1.94                Rights Offering Sponsor means J.P. Morgan Securities Inc. and its affiliates.

1.95                Rights Offering Sponsor Agreement means the agreement between the Rights Offering Sponsor and the Debtors under which the Rights Offering Sponsor commits to purchase all the shares of New Common Stock For Distribution Pursuant to Rights Offering that are allotted to but not purchased by holders of Claims in the Rights Offering and 4,166,667 shares of New Common Stock. The form of the Rights Offering Sponsor Agreement is attached as Exhibit A to the Plan.

1.96                Schedules means the schedules of assets and liabilities under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules have been or may be supplemented or amended from time to time.

1.97                Secured Claim means a Claim (i) that is secured by a valid, duly perfected, non-avoidable security interest in the interest of a Debtor in property that is not Aircraft Equipment, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the applicable Debtor’s interest in such property, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Claimholder or (ii) that is secured by the amount of any valid, non-avoidable rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.98                Securities Act means the Securities Act of 1933, as amended, 15 U.S.C. § 77a, et seq., and all rules or regulations promulgated thereunder.

1.99                Series C Judgment Claims means Claim No. 4851, in the amount of $64,770,000, filed by the International Brotherhood of Teamsters and Claim No. 8964, in the amount of $212,520,140.80, filed by the International Association of Machinists and Aerospace Workers, respectively based on the judgments entered by the New York Supreme Court in Case No. 601742/03 and in Case No. 602476/03.

1.100         Settlement Procedures Order means the Final Order dated September 13, 2006 (Docket No. 3546), establishing procedures for the Debtors to settle Claims filed against the estates.

1.101         Solicitation Procedures Motion means the Debtors’ Motion For An Order Approving (I) An Ex- Parte Order (A) Scheduling Hearing To Consider Approval Of Disclosure Statement And Approving Notice Procedures; (B)  Scheduling Hearing On Plan Confirmation And Approving Notice Procedures; And (C) Establishing Deadline For Motions To Estimate For Purposes Of Rights Offering Participation; (II) An Order On Notice (A) Approving Disclosure Statement; (B) Establishing Solicitation Procedures; And (C) Fixing Distribution Record Date; And (III) An Order On Notice (A) Establishing Procedures For Participation In Rights Offering; And (B) Approving Subscription Form.

1.102         Subordinated Claim means any Claim against a Debtor, whether secured or unsecured, for any fine, penalty, forfeiture, attorneys’ fees (to the extent that such attorneys’ fees are punitive in nature), multiple, exemplary or punitive damages, or for any other amount that does not represent compensation for actual pecuniary loss suffered by the holder of such Claim, and all claims against any of the Debtors of the type described in section 510(b) of the Bankruptcy Code.

1.103         Subscription Agent means the person engaged by the Debtors to administer the Rights Offering.

1.104         Subscription Commencement Date means a Business Day approved by the Bankruptcy Court, pursuant to the Debtors’ Solicitation Procedures Motion, on which the Rights Offering will commence.

1.105         Subscription Form means the form to be used by a valid holder of Subscription Rights to exercise such Subscription Rights.

1.106         Subscription Purchase Price means the purchase price set forth in the Subscription Form that each holder of an Allowed Claim in Class 1D must pay in order to exercise its Subscription Rights and purchase the New Common Stock For Distribution Pursuant to Rights Offering pursuant to, and in accordance with, Section 9 hereof.

1.107         Subscription Rights means the rights to purchase the shares of New Common Stock For Distribution Pursuant to Rights Offering.

1.108         Ultimate Purchasers means those parties with which the Rights Offering Sponsor will enter into a syndication agreement, pursuant to which such parties will agree to purchase from the Rights Offering Sponsor certain unsubscribed shares purchased by the Rights Offering Sponsor and Purchased Shares purchased by the Rights Offering Sponsor.

SECTION 2.                                                    ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1                       Administrative Expense Claims and Bar Date.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, or as otherwise provided for in the Plan, the Debtors shall pay each Allowed Administrative Expense Claim in full and in Cash on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or incurred by the Debtors, or Postpetition Aircraft Purchase and Lease Obligations may be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

A notice setting forth the Administrative Expense Claim Bar Date will be (i) filed on the Bankruptcy Court’s docket; (ii) posted on the Debtors’ case information website at www.nwa-restructuring.com; and (ii) transmitted with the materials sent by the Debtors in the solicitation packages, as set forth in the Debtors’ Solicitation Procedures Motion. No other notice of the Administrative Expense Claim Bar Date will be provided. All requests for payment of an Administrative Expense Claim that accrued on or before the Effective Date must be filed with the Claims Agent and served on counsel for the Debtors by the Administrative Claim Bar Date. Any requests for payment of Administrative

Expense Claims that are not properly filed and served by the Administrative Expense Claim Bar Date shall not appear on the register of claims maintained by the Claims Agent and shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Bankruptcy Court.

The Reorganized Debtors, in their sole and absolute discretion, may settle Administrative Expense Claims in the ordinary course of business without further Bankruptcy Court approval. The Debtors shall have the right to object to any Administrative Expense Claim within 180 days after the Claims Objection Deadline, subject to extensions from time to time by the Bankruptcy Court, with the consent of the Post-Effective Date Committee. Unless the Debtors or the Reorganized Debtors object to a timely-filed and properly served Administrative Expense Claim, such Administrative Expense Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Expense Claim the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Expense Claim should be allowed and, if so, in what amount.

2.2                       Postpetition Aircraft Purchase and Lease Obligations.

The Postpetition Aircraft Purchase and Lease Obligations will become obligations of the Reorganized Debtors or their successors, if applicable, on the Effective Date. The foregoing sentence will be specifically limited with respect to each Postpetition Aircraft Purchase and Lease Obligation by the express terms of the agreement pursuant to which such Postpetition Aircraft Purchase and Lease Obligation arises, and nothing contained in the Plan, the Disclosure Statement for the Plan or the Confirmation Order will be deemed to limit or otherwise affect the terms thereof. The Final Orders approving Postpetition Aircraft Purchase and Lease Obligations are set forth in Schedule 2.2.

2.3                       Priority Tax Claims.

Unless otherwise agreed with a holder of an Allowed Priority Tax Claim, the Debtors, in their sole discretion, may choose whether Allowed Priority Tax Claims will be paid in cash either: (1) in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest from the Effective Date at a fixed annual rate equal to five percent (5%) over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim; or (2) in full on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim.  The Debtors reserve the right to prepay, without penalty, at any time under option (1) above.

2.4                       DIP Claims.

In the event the Debtors elect to convert the DIP Credit and Exit Facility Agreement into an Exit Facility, the Reorganized Debtors shall assume all obligations under the DIP Credit and Exit Facility Agreement, and the liens on the collateral securing the DIP Credit and Exit Facility Agreement will remain in place and survive against the Reorganized Debtors, in accordance with the terms and conditions of the DIP Credit and Exit Facility Agreement.

In the event the Debtors do not elect to convert the DIP Credit and Exit Facility Agreement into an Exit Facility, on the Effective Date, the Debtors shall pay or arrange for the payment of all amounts outstanding under the DIP Credit and Exit Facility Agreement. Once such payment has been made, these agreements and any agreements or instrument related thereto shall be deemed terminated and Citicorp USA Inc., as Administrative Agent, and the lenders thereunder shall take all reasonable action to remove promptly and confirm the removal of any liens on the collateral of the Debtors securing the DIP Credit and Exit Facility Agreement.

2.5                       Satisfaction of Exit Conditions Under A330 Financing Indentures.

The Secured Obligations under the A330 Financing Indentures will become obligations of the Reorganized Northwest Airlines or its successor, if applicable, on the Effective Date, and the security interests in the collateral securing the respective Secured Obligations will remain in place and continue to survive against the Reorganized Northwest Airlines.

2.6                       Satisfaction of Conditions Under ISDA Master Agreements.

The obligations under all ISDA Master Agreements entered into by the Debtors, specifically including the JPM ISDA Master Agreement, will become obligations of the Reorganized Northwest Airlines or its successor, if applicable, on the Effective Date, and Reorganized Northwest Airlines shall continue to pay all obligations thereunder in accordance with the agreements.

SECTION 3.                                                    CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

This Plan constitutes a separate chapter 11 plan of reorganization for each Non-Consolidated Debtor. This Plan also constitutes a single chapter 11 plan of reorganization for the Consolidated Debtors, which will be substantively consolidated for the purposes of voting, distribution and Plan confirmation. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Equity Interests in the Consolidated Debtors and in each of the Non-Consolidated Debtors.

3.1                       Consolidated Debtors Classes: Claims against and Equity Interests in the Consolidated Debtors are classified as follows:

(a)                                  Class 1A Priority Non-Tax Claims: This Class consists of Priority Non-Tax Claims against the Consolidated Debtors. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 1B-1 1110(a) Aircraft Secured Claims: This Class includes Aircraft Secured Claims against the Consolidated Debtorsrelating to Aircraft Equipment as to which the Debtors agreed under section 1110(a) of the Bankruptcy Code to perform all obligations under the applicable loan agreements. Claims in this Class are unimpaired and not entitled to vote.

(c)                                  Class 1B-2 Restructured Aircraft Secured Claims: The Claims in this Class consist of Restructured Aircraft Secured Claims against the Consolidated Debtors as to which the Debtors have agreed to treatment as a Postpetition Aircraft Purchase and Lease Obligation. Claims in this Class are unimpaired and not entitled to vote.

(d)                                 Class 1B-3 N301US and N303US Aircraft Secured Claims: The Claims in this Class consist of Aircraft Secured Claims against the Consolidated Debtors relating to airframes bearing FAA Registration numbers N301US and N303US and related Aircraft Equipment. Claims in this Class are unimpaired and not entitled to vote.

(e)                                  Class 1C Other Secured Claims: This Class consists of Secured Claims against the Consolidated Debtors other than those described in 3.1(b), (c) and (d). Claims in this Class are unimpaired and not entitled to vote.

(f)                                    Class 1D General Unsecured Claims: This Class consists of General Unsecured Claims against the Consolidated Debtors. Claims in this Class are impaired and entitled to vote.

(g)                                 Class 1E Convenience Class Claims: This Class consists of Convenience Class Claims against the Consolidated Debtors. Claims in this Class are impaired and entitled to vote.

(h)                                 Class 1F Intercompany Claims: This Class consists of Intercompany Claims of the Non-Consolidated Debtors and the Non-Debtor Affiliates against the Consolidated Debtors. Claims in this Class are impaired and entitled to vote.

(i)                                     Class 1G Equity Interests in Debtors Other than NWA Corp.: This Class consists of Equity Interests in the Consolidated Debtors other than NWA Corp. Claims in this Class are unimpaired and not entitled to vote.

(j)                                     Class 1H Preferred Stock Interests in NWA Corp.: This Class consists of Equity Interests represented by NWA Corp. Preferred Shares. Interests in this Class are impaired and deemed to reject the Plan.

(k)                                  Class 1I Common Stock Interests in NWA Corp.: This Class consists of Equity Interests represented by Old NWA Corp. Common Shares. Interests in this Class are impaired and deemed to reject the Plan.

3.2                       NWA Fuel Services Corporation Classes: Claims against and Equity Interests in NWA Fuel Services Corporation are classified as follows:

(a)                                  Class 2A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NWA Fuel Services Corporation. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 2B General Unsecured Claims: This Class consists of General Unsecured Claims against NWA Fuel Services Corporation. Claims in this Class are impaired and entitled to vote.

(c)                                  Class 2C Intercompany Claims: This Class consists of Intercompany Claims against NWA Fuel Services Corporation. Claims in this Class are impaired and entitled to vote.

(d)                                 Class 2D Equity Interests in Debtors Other than NWA Corp.: This Class consists of all Equity Interests in NWA Fuel Services Corporation. Equity Interests in this Class are unimpaired and not entitled to vote.

3.3                       Northwest Aerospace Training Corporation Classes: Claims against and Equity Interests in Northwest Aerospace Training Corporation are classified as follows:

(a)                                  Class 3A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against Northwest Aerospace Training Corporation. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 3B Other Secured Claims: This Class consists of miscellaneous Secured Claims against Northwest Aerospace Training Corporation. Claims in this Class are unimpaired and not entitled to vote.

(c)                                  Class 3C General Unsecured Claims: This Class consists of General Unsecured Claims against Northwest Aerospace Training Corporation. Claims in this Class are impaired and entitled to vote.

(d)                                 Class 3D Intercompany Claims: This Class consists of Intercompany Claims against Northwest Aerospace Training Corporation. Claims in this Class are impaired and entitled to vote.

(e)                                  Class 3E Equity Interests in Debtors Other than NWA Corp.: This Class consists of all Equity Interests in Northwest Aerospace Training Corporation. Equity Interests in this Class are unimpaired and not entitled to vote.

3.4                       MLT Inc. Classes: Claims against and Equity Interests in MLT Inc. are classified as follows:

(a)                                  Class 4A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against MLT Inc. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 4B General Unsecured Claims: This Class consists of General Unsecured Claims against MLT Inc. Claims in this Class are impaired and entitled to vote.

(c)                                  Class 4C Intercompany Claims: This Class consists of Intercompany Claims against MLT Inc. Claims in this Class are impaired and entitled to vote.

(d)                                 Class 4D Equity Interests in Debtors Other than NWA Corp.: This Class consists of all Equity Interests in MLT Inc. Equity Interests in this Class are unimpaired and not entitled to vote.

3.5                       Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc. Classes: Claims against and Equity Interests in Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc. are classified as follows:

(a)                                  Class 5A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 5B General Unsecured Claims: This Class consists of General Unsecured Claims against Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc. Claims in this Class are impaired and entitled to vote.

(c)                                  Class 5C Equity Interests in Debtors Other than NWA Corp.: This Class consists of all Equity Interests in Compass Airlines, Inc. f/k/a Northwest Airlines Cargo, Inc. Equity Interests in this Class are unimpaired and not entitled to vote.

3.6                       NWA Retail Sales Inc. Classes: Claims against and Equity Interests in NWA Retail Sales Inc. are classified as follows:

(a)                                  Class 6A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NWA Retail Sales Inc. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 6B General Unsecured Claims: This Class consists of General Unsecured Claims against NWA Retail Sales Inc. Claims in this Class are impaired and entitled to vote.

(c)                                  Class 6C Intercompany Claims: This Class consists of Intercompany Claims against NWA Retail Sales Inc. Claims in this Class are impaired and entitled to vote.

(d)                                 Class 6D Equity Interests in Debtors Other than NWA Corp.: This Class consists of all Equity Interests in NWA Retail Sales Inc. Equity Interests in this Class are unimpaired and not entitled to vote.

3.7                       Montana Enterprises, Inc. Classes: Claims against and Equity Interests in Montana Enterprises, Inc. are classified as follows:

(a)                                  Class 7A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against Montana Enterprises, Inc. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 7B General Unsecured Claims: This Class consists of General Unsecured Claims against Montana Enterprises, Inc. Claims in this Class are impaired and entitled to vote.

(c)                                  Class 7C Equity Interests in Debtors Other than NWA Corp.: This Class consists of all Equity Interests in Montana Enterprises, Inc. Equity Interests in this Class are unimpaired and not entitled to vote.

3.8                       NW Red Baron LLC Classes: Claims against and Equity Interests in NW Red Baron LLC are classified as follows:

(a)                                  Class 8A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NW Red Baron LLC. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 8B General Unsecured Claims:  This Class consists of General Unsecured Claims against NW Red Baron LLC. Claims in this Class are impaired and entitled to vote.

(c)                                  Class 8C Equity Interests in Debtors Other than NWA Corp.:  This Class consists of all Equity Interests in NW Red Baron LLC. Equity Interests in this Class are unimpaired and not entitled to vote.

3.9                       Aircraft Foreign Sales, Inc. Classes: Claims against and Equity Interests in Aircraft Foreign Sales, Inc. are classified as follows:

(a)                                  Class 9A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against Aircraft Foreign Sales, Inc. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 9B General Unsecured Claims: This Class consists of General Unsecured Claims against Aircraft Foreign Sales, Inc. Claims in this Class are impaired and entitled to vote.

(c)                                  Class 9C Intercompany Claims: This Class consists of Intercompany Claims against Aircraft Foreign Sales, Inc. Claims in this Class are impaired and entitled to vote.

(d)                                 Class 9D Equity Interests in Debtors Other than NWA Corp.: This Class consists of all Equity Interests in Aircraft Foreign Sales, Inc. Equity Interests in this Class are unimpaired and not entitled to vote.

3.10                NWA Worldclub, Inc. Classes: Claims against and Equity Interests in NWA Worldclub, Inc. are classified as follows:

(a)                                  Class 10A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NWA Worldclub, Inc. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 10B General Unsecured Claims: This Class consists of General Unsecured Claims against NWA Worldclub, Inc. Claims in this Class are impaired and entitled to vote.

(c)                                  Class 10C Equity Interests in Debtors Other than NWA Corp.: This Class consists of all Equity Interests in NWA Worldclub, Inc. Equity Interests in this Class are unimpaired and not entitled to vote.

3.11                NWA Aircraft Finance, Inc. Classes:  Claims against and Equity Interests in NWA Aircraft Finance, Inc. are classified as follows:

(a)                                  Class 11A Priority Non-Tax Claims:  This Class consists of Priority Non-Tax Claims against NWA Aircraft Finance, Inc. Claims in this Class are unimpaired and not entitled to vote.

(b)                                 Class 11B General Unsecured Claims:  This Class consists of General Unsecured Claims against NWA Aircraft Finance, Inc. Claims in this Class are impaired and entitled to vote.

(c)                                  Class 11C Intercompany Claims:  This Class consists of Intercompany Claims against NWA Aircraft Finance, Inc. Claims in this Class are impaired and entitled to vote.

(d)                                 Class 11D Equity Interests in Debtors Other than NWA Corp.:  This Class consists of all Equity Interests in NWA Aircraft Finance, Inc. Equity Interests in this Class are unimpaired and not entitled to vote.

SECTION 4.                                                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1                       Priority Non-Tax Claims (Class 1A, 2A, 3A, 4A, 5A, 6A, 7A, 8A, 9A, 10A, 11A) (Unimpaired/Not Entitled to Vote)

Except to the extent that a holder of an Allowed Priority Non-Tax Claim against any of the Debtors has agreed to a different treatment of such Claim, each such holder of an Allowed Priority Non-Tax Claim shall receive, in full settlement, satisfaction, release and discharge of such Claim, Cash in an amount equal to such Claim, on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date such Claim becomes Allowed, and (iii) the date for payment provided by any agreement or understanding between the parties.

4.2                       1110(a) Aircraft Secured Claims (Class 1B-1) (Unimpaired/Not Entitled to Vote)

This Class includes Aircraft Secured Claims relating to Aircraft Equipment as to which the Debtors agreed under section 1110(a) of the Bankruptcy Code to perform all obligations under the applicable loan agreements. The Claims in this class are set forth in Schedule 4.2 to the Plan. In full settlement, satisfaction, release and discharge of such Claims, the maturity of such Claims will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

4.3                       Restructured Aircraft Secured Claims (Class 1B-2) (Unimpaired/Not Entitled to Vote)

The Claims in this Class consist of Aircraft Secured Claims as to which the Debtors and the claimants have agreed to a reduced and restructured Claim and as to which the Bankruptcy Court has entered a Final Order approving such agreement. The Claims in this Class are set forth in Schedule 4.3 to the Plan. In full settlement, satisfaction, release and discharge of such Claims and in accordance with section 1124(2) of the Bankruptcy Code, the Claims in this Class will be treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement and are unimpaired by the Plan.

4.4                       N301US and N303US Aircraft Secured Claims (Class 1B-3) (Unimpaired/Not Entitled to Vote)

The Claims in this Class consist of Aircraft Secured Claims relating to airframes bearing FAA Registration numbers N301US and N303US and related Aircraft Equipment. On the Effective Date, or as soon as reasonably practicable thereafter, in accordance with section 1124(2) of the Bankruptcy Code and in full settlement, satisfaction, release and discharge of such Claims, the maturity of such Claims with respect to N301US and N303US will be reinstated as such maturity existed before default, cure any such default that occurred before or after the commencement of the case under this title, other than a default of a kind specified in section 365(b)(2) of this title or of a kind that section 365(b)(2) expressly does not require to be cured; and pay the balance of the Claims in accordance with the terms of the applicable loan agreements. The claimants will retain their respective security interests on the Aircraft Equipment securing the Claims.

4.5        Other Secured Claims (Class 1C, 3B) (Unimpaired/Not Entitled to Vote)

The Claims in this Class and the treatment of each Claim is set forth in Schedule 4.5 to the Plan.

4.6        General Unsecured Claims

(a)          General Unsecured Claims – Consolidated Debtors (Class 1D) (Impaired/Entitled to Vote)

On the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed General Unsecured Claim against the Consolidated Debtors shall receive, in full settlement, satisfaction, release and discharge of its Claim, (i) its Pro Rata share of the New Common Stock For Distribution to Creditors; and (ii), its Pro Rata share of the New Common Stock For Distribution Pursuant to Rights Offering, if any, purchased pursuant to the exercise of Subscription Rights.

The substantive consolidation of the Consolidated Debtors will eliminate any guarantees by any Consolidated Debtor of the primary obligation of another Consolidated Debtor; provided, however, each holder of an Allowed Class 1D Claim who also holds a guaranty from one or more Consolidated Debtors with respect to such claim will receive, in addition to the distribution prescribed in the immediately preceding paragraph, as compensation for the impact of the consolidation, its share of the New Common Stock For Distribution to Creditors With a Guaranty, determined by multiplying the number of shares of New Common Stock For Distribution to Creditors With a Guaranty by the Allocation Fraction for such holder. If a primary obligation of Northwest Airlines was guaranteed by more than one of the other Consolidated Debtors, the holder will be treated as if it had only a single guaranty.

To the extent that a General Unsecured Claim against the Consolidated Debtors is a Subordinated Claim, the holder will not receive a distribution of either New Common Stock For Distributions to Creditors or New Common Stock For Distribution Pursuant to Rights Offering, unless and until each holder of an Allowed Claim in 1D that possesses a senior right to payment receives New Common Stock For Distributions to Creditors of a value equal to its Allowed Claim amount, plus any applicable interest thereon.

Pursuant to the Convenience Class Election, a holder of a General Unsecured Claim of $20,000 or more may elect to have such Claim treated as a Convenience Class Claim by making the Convenience Class Election on the Ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such Ballot. By making such Convenience Class Election, a holder of a General Unsecured Claim of $20,000 or more is agreeing to accept $20,000 in Cash in full satisfaction, discharge and release of such Claim.

(b)          General Unsecured Claim – Non-Consolidated Debtors (Class 2B, 3C, 4B, 5B, 6B, 7B, 8B, 9B, 10B, 11B) (Impaired/Entitled to Vote)

On the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed General Unsecured Claim in Classes 2B, 3C, 4B, 5B, 6B, 7B, 8B, 9B, 10B and 11B shall receive, in full settlement, satisfaction, release and discharge of its Claim, full payment in Cash in the amount of the Allowed Claim.

To the extent that a holder of an Allowed General Unsecured Claim in Classes 2B, 3C, 4B, 5B, 6B, 7B, 8B, 9B, 10B and 11B filed a proof of claim on the same debt against a Consolidated Debtor, the proof of Claim against the Consolidated Debtor is deemed expunged without further action by any party.

4.7        Convenience Class Claims (Class 1E)(Impaired/Entitled to Vote)

On the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed Convenience Class Claim in Class 1E shall receive in full settlement, satisfaction, release and discharge of its Claim, full payment in Cash in the amount of the Allowed Claim.

On the Effective Date, if the holder of a General Unsecured Claim of $20,000 or more has made the Convenience Class Election on the Ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such Ballot, then the Holder will accept $20,000 in Cash in full satisfaction, discharge and release of such Claim.

4.8        Intercompany Claims (Class 1F, 2C, 3D, 4C, 6C, 9C, 11C) (Impaired/Entitled to Vote)

Each holder of an Intercompany Claim in Classes 1F, 2C, 3D, 4C, 6C, 9C, 11C shall receive, in full settlement, satisfaction, release and discharge of each Claim, $1.00 on the Effective Date or as soon as reasonably practicable thereafter.

4.9        Equity Interests in Debtors Other than NWA Corp. (Class 1G, 2D, 3E, 4D, 5C, 6D, 7C, 8C, 9D, 10C, 11D) (Unimpaired /Not Entitled to Vote)

All Equity Interests in Classes 1G, 2D, 3E, 4D, 5C, 6D, 7C, 8C, 9D, 10C and 11D shall be unimpaired under the Plan.

4.10     Preferred Stock Interests in NWA Corp. (Class 1H)(Impaired/Deemed to Reject)

All Preferred Stock Interests shall be deemed cancelled as of the Effective Date, and each holder of a Preferred Stock Interest shall neither receive nor retain any property on account of such Preferred Stock Interest under the Plan.

4.11     Common Stock Interests in NWA Corp (Class 1I)(Impaired/Deemed to Reject)

All Common Stock Interests shall be deemed cancelled as of the Effective Date, and each holder of a Common Stock Interest shall neither receive nor retain any property or interest in property on account of such Common Stock Interest under the Plan.

SECTION 5.                 MEANS FOR IMPLEMENTATION

5.1        Substantive Consolidation.

The Consolidated Debtors are substantively consolidated for all purposes and actions associated with consummation of the Plan, including, without limitation, for purposes of voting and confirmation. On and after the Effective Date, (a) all assets and liabilities of the Consolidated Debtors shall be treated as though they were merged into the Northwest Airlines estate solely for purposes of the Plan, (b) no distributions shall be made under the Plan on account of Equity Interests between and among any of the Consolidated Debtors, (c) for all purposes associated with Confirmation, including, without limitation, for purposes of tallying acceptances and rejections of the Plan, the estates of the Consolidated Debtors shall be deemed to be one consolidated estate for Northwest Airlines, and (d) each and every Claim filed or to be filed in the Chapter 11 Cases of the Consolidated Debtors, shall be deemed filed against the Consolidated Debtors, and shall be Claims against and obligations of the Consolidated Debtors. As a result of the consolidation, any guaranty by one or more Consolidated Debtors of the obligations of another Consolidated Debtor will be eliminated, but, as prescribed above in Section 4, each holder of an Allowed Unsecured Claim against a Consolidated Debtor who also has a guaranty from another Consolidated Debtor shall be compensated for the elimination of the guaranty, such that the substantive consolidation will not result in unfair treatment to creditors who relied on guarantees.

Substantive consolidation shall not affect: (a) the legal and organizationalstructure of the Consolidated Debtors; (b) pre and post-Commencement Date guarantees, liens, and securityinterests that are required to be maintained (i) pursuant to any Postpetition Aircraft Purchase and Lease Obligation, (ii) under the Bankruptcy Code or in connection with contracts or leases that were entered into during the Chapter 11 Cases or executory contracts or unexpired leases that have been or will be assumed, or (iii) pursuant to the Plan; (c) Intercompany Claims and Equity Interests between and among the Consolidated Debtors; and (d) distributions from any insurance policies or proceeds of such policies.

5.2        Exit Financing.

On the Effective Date, the Reorganized Debtors shall either convert the DIP Credit and Exit Facility Agreement into the Exit Facility or elect an alternative Exit Facility; provided, however, that the Debtors will consult with the Creditors Committee in advance of a decision to elect an alternative to the DIP Credit and Exit Facility Agreement. In the event the Debtors elect an alternative Exit Facility, confirmation of the Plan shall constitute an approval of the transactions contemplated thereby and of all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the continued pledging of Pacific Routes as collateral, and the payment of all interest, principal amortization, fees, indemnities and expenses provided for therein. The Exit Facility may be used for any purpose permitted by the Exit Facility, including the funding of obligations under the Plan, such as the payment of Administrative Expense Claims and the satisfaction of ongoing working capital requirements.

5.3        Authorization of New Common Stock.

Confirmation of the Plan shall be an authorization for the Reorganized NWA Corp. to issue the New Common Stock, without the need for any further corporate action.

5.4        Rights Offering and Purchased Shares.

The Debtors shall raise additional capital through the Rights Offering, which will be conducted in accordance with Section 9 of this Plan, and the sale of the Purchased Shares.

5.5        Listing of New Common Stock.

Reorganized NWA Corp. shall use commercially reasonable efforts to cause the New Common Stock to be listed on a national securities exchange or a qualifying interdealer quotation system.

5.6        Restrictions on the Transfer of New Common Stock to Protect NOLs.

To reduce the risk of adverse federal income tax consequences after the Effective Date resulting from an ownership change (as defined in section 382 of the Internal Revenue Code), the Amended Certificate of Incorporation will restrict the transfer of the New Common Stock without the consent of the Board for 2 years after the Effective Date, subject to extension for up to 3 additional years if the Board of Directors of Reorganized NWA Corp. determines in its reasonable discretion that such restrictions are necessary to preserve the value of the Debtors’ NOLs. These restrictions generally will provide that any attempted transfer of New Common Stock prior to the expiration of the term of the transfer restrictions will be prohibited and void if such transfer would cause the transferee’s ownership interest in Reorganized NWA Corp., as determined for the purposes of section 382 of the Internal

Revenue Code, to increase to 4.75% or above, including an increase in a transferee’s ownership interest from 4.75% or above to a greater ownership interest, except as may be otherwise agreed to by the Board of Directors of Reorganized NWA Corp. or required by law with respect to certain qualified plans. Absent a contrary decision by the Debtors, in consultation with the Creditors Committee, the Amended Certificate of Incorporation will also contain similar provisions restricting the ability of persons who are 5% shareholders for the purposes of section 382 of the Internal Revenue Code to dispose of their shares without the consent of the Board of Directors of Reorganized NWA Corp. during the term of the transfer restrictions. The transfer restrictions will not apply to certain transactions approved by the Board of Directors of Reorganized NWA Corp., including, but not limited to, a merger or consolidation, in which all holders of New Common Stock receive, or are offered the same opportunity to receive, cash or other consideration for all such New Common Stock, and upon the consummation of which the acquirer will own at least a majority of the outstanding shares of New Common Stock.

5.7        Management Equity Plan.

The Debtors shall adopt the Management Equity Plan. The solicitation of votes on the Plan shall be deemed a solicitation of the holders of New Common Stock for approval of the Management Equity Plan. Entry of the order confirming the Plan shall constitute such approval, and the order confirming the Plan shall so provide.

5.8        Cancellation of Existing Securities and Agreements.

Except for purposes of evidencing a right to distribution under the Plan or as otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing any Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims and any options or warrants to purchase Equity Interests or any other capital stock of the Debtors, shall be canceled; provided, however, that the Indentures shall continue in effect solely for the purposes of allowing the Indenture Trustee to make any distributions on account of holders of Claims in those classes pursuant to the Plan and to perform such other necessary administrative functions with respect thereto.

5.9        Indenture Trustee Fees.

The Debtors shall pay the reasonable fees and expenses of the Indenture Trustees in Cash on the Effective Date.

5.10     Board of Directors.

The Board of Directors of each of the Reorganized Debtors shall consist initially of the individuals to be listed in a plan supplement.

5.11     Officers.

The officers of the Debtors immediately prior to the Effective Date shall serve as the officers of the Reorganized Debtors on and after the Effective Date and in accordance with any employment and severance agreements with the Reorganized Debtors and applicable non-bankruptcy law.

5.12        Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

Except as provided herein, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.

5.13        Restructuring Transactions.

On the Effective Date, but subsequent to the cancellation and discharge of all Claims, (i) Holdings will merge into NWA Inc., with NWA Inc. being the surviving entity, and (ii) thereafter, NWA Inc. will merge into Northwest Airlines, with Northwest Airlines being the surviving entity.

In addition to the Downstream Mergers, on or as of the Effective Date or as soon thereafter as practicable, within the discretion of the Debtors, and without further motion to or order of the Bankruptcy Court, the Debtors may, notwithstanding any other transactions described in this Section 5.13, (i) merge, dissolve, transfer assets, or otherwise consolidate any of the Debtors in furtherance of the Plan or (ii) engage in any other transaction in furtherance of the Plan. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the stockholders or directors of any of the Debtors, or the Reorganized Debtors.

5.14     Certificate of Incorporation.

Reorganized NWA Corp. shall file the Amended Certificate of Incorporation and an amended certificate of incorporation for each of the other Reorganized Debtors that are corporations, with the appropriate office of each Reorganized Debtor’s state of incorporation on the Effective Date. The Amended Certificate of Incorporation and the certificates of incorporation for each of the Reorganized Debtors that are corporations shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law. The Amended Bylaws shall be deemed adopted by the board of directors of Reorganized NWA Corp. as of the Effective Date. All partnership and limited liability company agreements to which any of the Debtors are parties shall be treated in accordance with Section 8.1 hereof.

SECTION 6.                 DISTRIBUTIONS

6.1        Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registries for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their respective agents, shall be deemed closed and there shall be no further changes in the recordholders of any of the Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of any Claims or Equity Interest occurring on or after the Distribution Record Date. The Debtors shall be entitled to recognize and deal for all purposes hereunder only with those recordholders stated in the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable. If a Claim, other than one based on a publicly traded note, bond, or debenture, as set forth in Bankruptcy Rule 3001(e), is transferred twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only if the transfer form, duly filed with the Bankruptcy Court prior to the Distribution Record Date, contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

6.2        Date of Distributions.

Except as otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.3        Postpetition Interest on Claims.

Unless expressly provided in the Plan, the Confirmation Order or any contract, instrument, release, settlement or other agreement entered into in connection with the Plan, or required by applicable bankruptcy law (including the fair and equitable rule), postpetition interest shall not accrue on or after the Commencement Date on account of any Claim.

6.4        Initial Distributions.

On the Effective Date, the Disbursing Agent will distribute to the applicable agent and/or recordholder for the individual holders of the applicable Allowed Claims the New Common Stock For Distribution to Creditors allocable to Class 1D and the New Common Stock For Distribution Pursuant to Rights Offering purchased pursuant to the exercise of Subscription Rights. For the purpose of calculating the amount of New Common Stock For Distribution to Creditors to be initially distributed to holders of Allowed Claims in Class 1D all Disputed Claims (excluding Subordinated Claims) in such class will be treated as though such Claims will be Allowed Claims in the amounts asserted, or as estimated by the Bankruptcy Court, as applicable.

If, prior to a Periodic Distribution Date, a Disputed Claim is allowed as provided for under the Plan in an amount that is less than the amount utilized by the Disbursing Agent, the excess New Common Stock for Distribution to Creditors that was reserved by the Disbursing Agent on account of such Claim will be distributed to holders of Allowed Class 1D Claims on a Pro Rata basis, on a subsequent Periodic Distribution Date as described in Section 6.5 of the Plan.

6.5        Subsequent Distributions.

On the applicable Periodic Distribution Date, the Disbursing Agent will distribute to the applicable agent and/or recordholder for the individual holders of the applicable Allowed Claims, the New Common Stock For Distribution to Creditors allocable to Class 1D, until such time as all Disputed Claims have been resolved; provided, however, if the initial Effective Date distribution falls within the first 45 days of a quarter, then the first post-Effective Date Periodic Distribution Date will be on the first Business Day following the close of such quarter. On an applicable Periodic Distribution Date, as determined by the Debtors, a holder of an Allowed Claim that ceased being a Disputed Claim subsequent to the Effective Date will receive a Catch-up Distribution. The Disbursing Agent may, in its sole discretion, establish a record date prior to each Periodic Distribution Date, such that only Claims Allowed as of the record date will participate in the distribution. Notwithstanding the foregoing, the Debtors reserve the right, to the extent they determine a distribution on any Periodic Distribution Date is uneconomical or unfeasible, or is otherwise unadvisable, to postpone a quarterly distribution until the next appropriate Periodic Distribution Date.

6.6        Distribution Reserve.

For the purpose of calculating the Distribution Reserve, all Disputed Claims (excluding Subordinated Claims) in Class 1D will be treated as though such Claims will be Allowed Claims in the amounts asserted, or as estimated by the Bankruptcy Court, as applicable. The Disbursing Agent also shall place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property initially withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. The holder of a Claim shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Claim. The Disbursing Agent shall be deemed to have voted any New Common Stock held in the Distribution Reserve in the same proportion as all shares of New Common Stock that are not held in the Distribution Reserve.

6.7        Disbursing Agent.

All distributions under the Plan (other than distributions described in the next sentences) shall be made by the applicable Debtors as Disbursing Agent or such other entity designated by the applicable Debtor as a Disbursing Agent on or after the Effective Date. Citicorp USA Inc. shall be the Disbursing Agent for all DIP Claims arising under the DIP Credit and Exit Facility Agreement. The Indenture Trustee shall be the Disbursing Agent for all General Unsecured Claims arising under the Indentures. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all cash and expenses of procuring any such bond or surety shall be borne by the applicable Debtor.

6.8        Rights and Powers of Disbursing Agent.

(a)           Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)           Expenses Incurred on or after the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

6.9        Surrender of Instruments.

As a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or is unimpaired under the Plan. Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan. Any distribution so forfeited shall become property of the Reorganized Debtors.

6.10     Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim that is not a Disputed Claim, except the holders of DIP Claims (if applicable) and General Unsecured Claims arising under the Indentures shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents or in a letter of transmittal unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. All distributions to any holder of a DIP Claim (if applicable) shall be made to Citicorp USA, Inc., as Administrative Agent under the DIP Credit and Exit Facility Agreement. Distributions to holders of General Unsecured Claims arising under the Indentures shall be made to the applicable Indenture Trustee. Any distribution to an Indenture Trustee shall be deemed a distribution to the respective holder of a General Unsecured Claim arising under the Indentures. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property shall revert to the applicable Class, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

6.11     Manner of Payment Under Plan.

(a)           All distributions of Cash and New Common Stock to the creditors of each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Reorganized Debtor. Any distributions that revert to any Class or are otherwise cancelled (such as to the extent any distributions have not been claimed within one year or are cancelled pursuant to Section 6.10 hereof) shall revest solely in the applicable Class.

(b)           At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

6.12     Fractional Shares.

No fractional shares of New Common Stock or Cash in lieu thereof, will be distributed. For purposes of all distributions other than the distribution on the Final Distribution Date, fractional shares of New Common Stock will be carried forward to the next applicable Periodic Distribution Date. On the Final Distribution Date, fractional shares of New Common Stock will be rounded up or down to the nearest whole number or zero, as applicable.

6.13     Setoffs.

The Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claims the Debtors may have against the holder of such Claim.

6.14     Distributions after the Effective Date.

Distributions made after the Effective Date to holders of Allowed Claims that are Disputed Claims as of the Effective Date shall be deemed to have been made on the Effective Date. No interest shall accrue or be payable on such Claims or any distributions.

6.15     Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

6.16     Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the applicable Debtor shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding any provision in the Plan to the contrary, each Debtor, each Reorganized Debtor and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms the Debtors believe are reasonable and appropriate, including requiring claimholders to submit appropriate tax withholding certifications.

The Debtors reserve the right to allocate and distribute all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and similar encumbrances.

6.17     Time Bar to Cash Payments.

Checks issued by the Reorganized Debtors in respect of Allowed Claims shall be null and void if not presented for payment within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the applicable Reorganized Debtor by the holder of the Allowed Claim to whom such check originally was issued. Any Claim in respect of such a voided check shall be made on or before thirty (30) days after the expiration of the sixty day period following the date of issuance of such check. After such date, all funds held on account of such voided check shall, in the discretion of the applicable Reorganized Debtor, be used to satisfy the costs of administering and fully consummating the Plan or become property of the applicable Reorganized Debtor, and the holder of any such Allowed Claim shall not be entitled to any other or further distribution under the on account of such Allowed Claim.

SECTION 7.                 PROCEDURES FOR DISPUTED CLAIMS

7.1        Objection to Claims.

The Debtors and the Reorganized Debtors shall be entitled to object to Claims. Any objections to Claims shall be served and filed on or before one hundred eighty (180) days after the Effective Date (unless such day is not a Business Day, in which case such deadline shall be the next Business Day thereafter), as the same may be extended from time to time by the Bankruptcy Court, with the consent of the Post-Effective Date Committee, or as otherwise ordered by the Bankruptcy Court.

7.2        Payments and Distributions with Respect to Disputed Claims.

(a)           General. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Claim becomes an Allowed Claim that is not a Disputed Claim.

(b)           Insured Claims. All prepetition Insured Claims not previously allowed by Final Order are Disputed Claims. Any Insured Claim determined and liquidated shall be deemed a Claim against the applicable Debtor in such liquidated amount and satisfied in accordance with the Plan provided, however, that such claim shall be paid from the insurance proceeds available to satisfy such liquidated amount. Nothing contained in this Section 7.2 impairs the Debtors’ and the Reorganized Debtors’ right to seek estimation of any and all claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Claim, right or cause of action that any Debtor may have against any person in connection with or arising out of any Insured Claim.

7.3        Preservation of Insurance.

Nothing in the Plan, including the discharge and release of the Debtors as provided in the Plan, shall diminish or impair the enforceability of any insurance policies that may cover Claims against any Debtor.

7.4        Retiree Medical Benefit Claims.

Following the Effective Date of the Plan, the Reorganized Debtors shall timely pay, without modification, all retiree benefits, as defined in section 1114 of the Bankruptcy Code, except to the extent that the Bankruptcy Court may have ordered otherwise.

7.5        Estimation of Claims and Equity Interests.

The Debtors and the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or otherwise resolved by any mechanism approved by the Bankruptcy Court.

7.6        No Recourse.

No holder of any Disputed Claim that becomes an Allowed Claim in any applicable Class shall have recourse against the Disbursing Agent, the Debtors, the Reorganized Debtors or any other holder of an Allowed Claim or any of their respective professional consultants, advisors, officers, directors or members or their successors or assigns, or any of their respective property, if the Cash or Plan Securities allocated to such Class and not previously distributed are insufficient to provide a distribution to such holder in the same proportion to that received by other holders of Allowed Claims in such Class. However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

7.7        Preservation of Rights to Settle Claims.

In accordance with section 1123(b) of the Bankruptcy Code, the Debtors and the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, rights, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any person or entity, without the necessity for Bankruptcy Court approval under Bankruptcy Rule 9019.

The Debtors’ rights to settle Claims against the Debtors’ estates shall continue to be governed by the Settlement Procedures Order.

7.8        Presumed Disallowance of Certain Claims.

All Claims held by persons or entities against whom any Debtor or Reorganized Debtor has a cause of action under sections 542, 543, 544, 545, 547, 548, 549 and/or 550 of the Bankruptcy Code (and notwithstanding the expiration of any applicable period to commence an action with respect thereto) shall be deemed to be Disputed Claims for all purposes and subject to disallowance pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims shall not be entitled to vote to accept or reject the Plan. Claims that are deemed disputed pursuant to this Section shall continue to be disputed for all purposes until any sums due to the Debtors or the Reorganized Debtors from the applicable claimant have been paid, or as otherwise agreed between the parties or ordered by the Bankruptcy Court.

SECTION 8.                 EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1        General Treatment.

All executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed automatically assumed on the Effective Date except for an executory contract or unexpired lease that (i) has already been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases to be included in a plan supplement, (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors prior to the Confirmation Date, or (iv) is an option or warrant to purchase common stock of any of the Debtors or right to convert any Equity Interest into common stock of any of the Debtors or to the extent such option, warrant, or conversion right is determined not to be an Equity Interest. The Schedule of Rejected Contracts and Leases shall be filed by the Debtors thee business days prior to the Voting Deadline, subject to their right to amend such Schedule at any time prior to the Confirmation Date.

For purposes hereof, each executory contract and unexpired lease that relates to the use or occupancy of real property shall include all (x) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (y) all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises.

8.2        Restructured Collective Bargaining Agreements.

The restructured collective bargaining agreements set forth on Schedule 8.2 to the Plan shall be deemed automatically assumed on the Effective Date.

8.3        Management Agreements.

The management agreements set forth on Schedule 8.3 to the Plan shall be deemed automatically assumed on the Effective Date.

8.4        Employee-Related Agreements.

To the extent any Employee-Related Agreement as to which any of the Debtors is a party is an executory contract, such Employee-Related Agreement shall be deemed automatically assumed on the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, subject to the Debtors’ right to make future modifications under any Employee-Related Agreement, unless such Employee-Related Agreement (i) shall have been previously assumed by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, or (iii) is otherwise assumed pursuant to the terms of the Plan.

8.5        Customer Programs.

Except as otherwise provided in the Plan, the Debtors and the Reorganized Debtors, in their sole and absolute discretion, may honor, in the ordinary course of business, all of the Debtors’ customer and loyalty programs, travel credit programs, charter sales program, leisure sales programs, barter arrangements, corporate incentive programs and cargo programs, as such programs may be amended from time to time, and all Proofs of Claim filed on account of any benefits under such programs shall be deemed withdrawn, disallowed, and forever barred from assertion automatically and without any further notice to or action, order, or approval of the Bankruptcy Court.

8.6        Cure of Defaults.

Except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Sections 8.1, 8.2, 8.3 and 8.4 hereof, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, file and serve a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the Debtor shall have fifteen (15) days from service to object to the cure amounts listed by the Debtors. If there are any objections filed, and not otherwise resolved, the Bankruptcy Court shall hold a hearing. The Debtors shall retain their right to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults.

8.7        Approval of Assumption and Rejection of Executory Contracts and Unexpired Leases.

Subject to achievement of the Effective Date, entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the assumption or rejection of any executory contracts and unexpired leases to be assumed or rejected under the Plan.

8.8        Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the applicable date as set forth in the Bar Date Order.

8.9        Survival of the Debtors’ Indemnification Obligations.

Any obligations of the Debtors pursuant to their corporate charters and bylaws or agreements entered into any time prior to the Effective Date, to indemnify past and current directors, officers, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtors shall not be discharged or impaired by confirmation of the Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors pursuant to the Plan and shall continue as obligations of the Reorganized Debtors.

8.10     Insurance Policies.

All insurance policies pursuant to which the Debtors have any obligations in effect on the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and are hereby automatically assumed on the Effective Date by the respective Debtors and Reorganized Debtors and shall continue in full force and effect. All insurance policies shall revest in the Reorganized Debtors.

The Debtors and the Reorganized Debtors shall continue to honor their obligations (1) under applicable worker’s compensation laws in states in which the Reorganized Debtors operate; and (2) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs and plans for workers’ compensation and insurance. All Proofs of Claim on account of workers’ compensation shall be deemed satisfied and automatically expunged without any further notice to or action, order or approval of the Bankruptcy Court; provided, however, that nothing in the Plan shall limit, diminish, or otherwise deter the Debtors’ or Reorganized Debtors’ defenses, claims, Causes of Action or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans.

SECTION 9.                 THE RIGHTS OFFERING

9.1        Subscription Rights.

Pursuant to the Rights Offering, an Eligible Holder of an Allowed Class 1D Claim as of the Subscription Rights Record Date will be offered a Subscription Right to purchase up to its Pro Rata share of 23,611,111 Shares of New Common Stock for Distribution Pursuant to Rights Offering at the Subscription Purchase Price of $27.00 per Share. The closing date of the Rights Offering shall be the Effective Date of the Plan.

9.2        Subscription Period.

The Rights Offering will commence on the date that ballots to accept or reject the Plan are distributed and will end on the Rights Offering Expiration Date.

9.3        Exercise of Subscription Rights.

In order to exercise the Subscription Rights, each Eligible Holder of an Allowed Claim in Class 1D must (a) return a duly completed Subscription Form to the Subscription Agent so that such form is received by the Subscription Agent on or before the Rights Offering Expiration Date; and (b) pay an amount equal to the full Subscription Purchase Price of the number of shares of New Common Stock elected to be purchased by such Eligible Holder by wire transfer or bank or cashier’s check delivered to the Subscription Agent with the Subscription Form on or before the Rights Offering Expiration Date. If the Subscription Agent for any reason does not receive from a given Eligible Holder both a timely and duly completed Subscription Form and timely payment of such holder’s Subscription Purchase Price, such Eligible Holder will be deemed to have relinquished and waived its right to participate in the Rights Offering.

9.4        Oversubscription Rights.

The Subscription Form will permit each Eligible Holder of an Allowed Class 1D Claim as of the Subscription Rights Record Date to subscribe for additional shares of New Common Stock at the Subscription Purchase Price up to an amount equal to 200% of the Eligible Holders’ Pro Rata share of the Rights Offering. Eligible Holders electing to subscribe for additional shares must indicate the amount of shares in the appropriate place on the Subscription Form and pay for such additional shares in the same manner as the shares purchased pursuant to the Subscription Rights. Any oversubscription exercise of Subscription Rights will be subject to proration in the event that the total number of Subscription Rights sought to be exercised, including oversubscriptions, exceeds the number of Subscription Rights issued under the Plan, as follows: (i) all Subscription Rights that shall have otherwise been validly and effectively exercised pursuant to primary exercise shall be deemed to have been validly and effectively exercised; and (ii) the number of Subscription Rights that shall be deemed to have been validly and effectively exercised by any Eligible Holder of Subscription Rights pursuant to an oversubscription (assuming that all other requirements for valid and effective exercise shall have been satisfied) shall be determined by (a) multiplying the aggregate number of Subscription Rights that were not validly and effectively exercised pursuant to primary exercises by a fraction, the numerator of which shall be the number of Subscription Rights exercised by such Eligible Holder pursuant to an oversubscription and the denominator of which shall be the number of oversubscription Subscription Rights exercised by all Eligible Holders exercising oversubscription Subscription Rights; and (b) eliminating any resulting fractions. If the proration pursuant to the immediately preceding sentence would otherwise result in any Eligible Holder being deemed to have validly and effectively exercised a greater number of Subscription Rights than such Eligible Holder sought to exercise pursuant to its oversubscription, then such Eligible

Holder will be deemed to have validly and effectively exercised only that number of Subscription Rights which such Eligible Holder sought to exercise pursuant to its oversubscription and any remaining Subscription Rights not otherwise deemed to have been validly and effectively exercised will be deemed to have been validly and effectively exercised by other Eligible Holders of Subscription Rights that have oversubscribed on the basis set forth in the immediately preceding sentence. This proration process will be repeated as necessary until all Subscription Rights shall have been deemed to have been validly and effectively exercised by such Eligible Holders.

9.5        Undersubscription.

In the event that all the New Common Stock reserved for the Rights Offering is not purchased by creditors with Subscription Rights or by creditors who have exercised their oversubscription rights, the Rights Offering Sponsor will purchase on the closing date of the Rights Offering, for the Subscription Purchase Price per share, a number of shares of New Common Stock equal to the number of shares of New Common Stock for Distribution Pursuant to Rights Offering minus the number of shares of New Common Stock for Distribution Pursuant to Rights Offering subscribed for on or before the Rights Offering Expiration Date, including shares subscribed for pursuant to oversubscription rights.

Pursuant to the Rights Offering Sponsor Agreement, the Ultimate Purchasers and the Rights Offering Sponsor will enter into a syndication agreement, pursuant to which the Ultimate Purchasers will agree to purchase from the Rights Offering Sponsor certain unsubscribed shares and Purchased Shares purchased by the Rights Offering Sponsor.

9.6        The Purchased Shares.

In addition to its purchase of the shares not subscribed for in the Rights Offering pursuant to section 9.5 hereof, the Rights Offering Sponsor will purchase on the closing date of the Rights Offering, for the Subscription Purchase Price per share, 4,166,667 additional shares of New Common Stock.

9.7        Transfer of Subscription Rights; Election Irrevocable.

The Subscription Rights may not be sold, transferred, or assigned except with the express written consent of the Debtors. Once a holder of Subscription Rights has properly exercised its Subscription Rights, such exercise will be irrevocable.

9.8        Distribution of New Common Stock.

On, or as soon as practicable after the Effective Date, the Disbursing Agent shall distribute the New Common Stock For Distribution Pursuant to Rights Offering purchased by the Exercising Claimants.

9.9        No Interest.

In the event the Subscription Purchase Price is returned to the Exercising Claimant no interest shall be paid thereon.

9.10     Fractional Rights.

No Fractional Subscription Rights will be issued. The number of shares of New Common Stock available for purchase by Exercising Claimants will be rounded down to the nearest share. Any shares of New Common Stock not subscribed as a result of such rounding will be pooled and made available for oversubscription, and, if necessary, purchased by the Rights Offering Sponsor.

9.11     Validity of Exercise of Subscription Rights.

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Debtors, whose good faith determinations shall be final and binding. The Debtors, in their sole discretion reasonably exercised in good faith, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as the Debtors determine, or reject the purported exercise of any Subscription Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or used within such time as the Debtors determine in their sole discretion reasonably exercised in good faith. Neither the Debtors nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

9.12     Use of Proceeds.

On the Effective Date, the proceeds received by Reorganized NWA Corp. from the Rights Offering shall be used for general corporate purposes.

9.13     Limitation on Acquisition of Shares.

Unless the Debtors in consultation with the Creditors Committee agree to such acquisition, an Exercising Claimant may not acquire New Common Stock for Distribution Pursuant to Rights Offering if, and to the extent, as a result of such acquisition for the purposes of Section 382 of the Internal Revenue Code, any person or entity (i) who would not otherwise be treated as owning more than 4.75% of the New Common Stock outstanding at the time of delivery of New Common Stock for Distribution Pursuant to Rights Offering would be so treated as a result of such acquisition; or (ii) who would otherwise be treated as owning more than 4.75% of the New Common Stock outstanding at the time of delivery of New Common Stock for Distribution Pursuant to Rights Offering would be treated as owning a greater percentage of shares of New Common Stock as a result of such acquisition.

Notwithstanding the foregoing, in the event the Rights Offering Sponsor is obligated to purchase a number of shares which would cause its ownership interest in NWA Corp. (including the shares of New Common Stock, if any, received by the Rights Offering Sponsor, in any capacity, pursuant to the Plan), as determined for the purposes of Section 382 of the Internal Revenue Code, to exceed 4.75% of the total number of shares of New Common Stock to be outstanding on the Closing Date, NWA Corp. will either reduce the Rights Offering Sponsor’s purchase obligation such that its ownership of New Common Stock would not exceed 4.75% or permit the Rights Offering Sponsor to purchase shares in excess of 4.75% to comply with its purchase obligation; provided that in the latter case, the board of directors of NWA Corp. will waive all restrictions contemplated by Section 5.6 of the Plan on the Rights Offering Sponsor’s ability to dispose of any unsubscribed shares owned by it.

The Subscription Purchase Price paid by an Exercising Claimant will be refunded, without interest, in each case as soon as reasonably practicable after the Effective Date, if and to the extent that any limitation specified in the Plan (including in this Section) or in Exhibit A to the Plan would operate to disallow acquisition of New Common Stock for Distribution Pursuant to Rights Offering by such Exercising Claimant.

SECTION 10.               CONDITIONS PRECEDENT TO EFFECTIVE DATE

10.1     Conditions to Effective Date.

The following are conditions precedent to the Effective Date:

(a)           The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors;

(b)           No stay of the Confirmation Order shall then be in effect;

(c)           All documents, instruments and agreements, including, without limitation, the Exit Financing Agreements, in form and substance satisfactory to the Debtors, provided for under or necessary to implement the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby; and

(d)           The Rights Offering shall close concurrently with the occurrence of the Effective Date and the Rights Offering Sponsor shall have purchased concurrently with the occurrence of the Effective Date all remaining New Common Stock For Distribution Pursuant to Rights Offering and the Purchased Shares.

10.2     Waiver of Conditions.

The Debtors may waive the conditions to effectiveness of the Plan without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with confirmation of the Plan.

SECTION 11.               EFFECT OF CONFIRMATION

11.1     Vesting of Assets.

Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtor’s bankruptcy estates and any property acquired by a Debtor or Reorganized Debtor under the Plan shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges and other interests, except as provided herein. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of professional fee applications) without application to, or approval of, the Bankruptcy Court.

11.2     Discharge of Claims against the Debtors and Cancellation of Equity Interests in NWA Corp.

Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in complete satisfaction of and shall discharge and terminate all Equity Interests in NWA Corp and all existing debts and Claims, of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, on the

Effective Date, all existing Equity Interests in NWA Corp. and Claims against the Debtors, including intercompany claims, shall be, and shall be deemed to be, satisfied, discharged and terminated, and all holders of Equity Interests in NWA Corp. and Claims against any of the Debtors shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Equity Interest in NWA Corp. or Claim against any of the Debtors based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest. Notwithstanding any provision of the Plan to the contrary, any valid setoff or recoupment rights held against any of the Debtors, shall not be affected by the Plan and shall be expressly preserved in the Confirmation Order.

11.3     Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

11.4     Term of Injunctions or Stays.

(a)           General. Unless otherwise provided herein, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

(b)           Injunction Regarding Worthless Stock Deduction. Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any “Fifty Percent Shareholder” within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interest held by such shareholder for any taxable year of such shareholder ending prior to the Effective Date.

11.5     Injunction Against Interference with Plan.

Upon the entry of the Confirmation Order with respect to the Plan, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

11.6     Exculpation.

None of the Debtors nor any Released Party shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission (and in the case of any director, officer, agent or employee of any Debtor who was employed or otherwise serving in such capacity on the Confirmation Date, any claims against such Persons) in connection with, or arising out of, the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, or the property to be distributed under the Plan, the disclosure statement concerning the Plan, any contract, employee pension or other benefit plan, instrument, release or other agreement of document created, modified, amended, terminated or entered into in connection with either the Plan or any agreement between the Debtors and any Released Party, or any other act taken or omitted to be taken in connection with the Company’s bankruptcy, except for willful misconduct or gross negligence.

11.7     Retention of Causes of Action/Reservation of Rights.

(a)           Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a cross-claim, counterclaim and/or claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives, and (ii) the turnover of any property of the Debtors’ estate.

(b)           Nothing in the Plan or the Confirmation Order shall be deemed a waiver or relinquishment of any Claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claims left unimpaired by the Plan, except for avoidance actions pursuant to section 547 of the Bankruptcy Code. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, causes of action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced.

11.8     Release by Debtors.

From and after the Effective Date, the Released Parties shall be released by each Debtor from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Debtor is entitled to assert in its own right or on behalf of the holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Effective Date in any way relating to any Debtor, the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, or the property to be distributed under the Plan, the disclosure statement concerning the Plan, any contract, employee pension or other benefit plan, instrument, release or other agreement of document created, modified, amended, terminated or entered into in connection with either the Plan or any agreement between the Debtors and any Released Party, or any other act taken or omitted to be taken in connection with the Company’s bankruptcy. Without limitation of the foregoing, each such Released Party shall be released and exculpated from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any holder of a Claim or Equity Interest is entitled to assert in its own right or on behalf of any other person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place prior to the Commencement Date. Notwithstanding anything in the foregoing to the contrary, the Debtors reserve all rights and provide no release with respect to any claims or defenses relating to any litigation by or against any Indenture Trustee that remains pending as of the Effective Date.

11.9     Release of Released Parties by Other Released Parties.

From and after the Effective Date, except with respect to distributions on account of Allowed Claims, if any, that any of the Released Parties may have against any of the Debtors’ estates, the Released Parties shall release each other from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Released Party is entitled to assert against any other Released Party, based in whole or in part upon any act or omission, transaction, agreement, event or occurrence taking place on or before the Effective Date in any way relating to any Debtor, the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, or the property to be distributed under the Plan, the disclosure statement concerning the Plan, any contract, employee pension or other benefit plan, instrument, release or other agreement of document created, modified, amended, terminated or entered into in connection with either the Plan or any agreement between the Debtors and any Released Party, or any other act taken or omitted to be taken in connection with the Company’s bankruptcy, except for claims or causes of actions against any Released Party resulting from the willful misconduct or gross negligence of such Released Party.

SECTION 12.               CLAIMS ALLOWED BY THE PLAN

12.1     Series C Judgment Claims.

On the Effective Date, the Series C Judgment Claims shall become Allowed General Unsecured Claims in Class 1D. Subscription Rights shall not be distributed with respect to the Series C Judgment Claims.

12.2     Management Claim.

On the Effective Date, the Management Claim shall become an Allowed General Unsecured Claims in Class 1D and Claim No. 11197 shall be deemed withdrawn. Subscription Rights shall not be distributed with respect to the Management Claims.

SECTION 13.               RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, or related to the Chapter 11 Cases and the Plan for, among other things, the following purposes:

(a)           To hear and determine motions for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

(b)           To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c)           To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d)           To hear and determine objections to Claims;

(e)           To consider Claims or the allowance, classification, priority, compromise, estimation or payment of any Claim, Administrative Expense Claim, Disputed Claim or Equity Interest;

(f)            To enter, implement or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(g)           To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(h)           To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the disclosure statement for the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)            To hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

(j)            To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(k)           To take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following consummation;

(l)            To hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar Claims pursuant to section 105(a) of the Bankruptcy Code;

(m)          To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)           To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Commencement Date through, and including, the Final Distribution Date);

(o)           To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(p)           To recover all assets of any of the Debtors and property of the applicable Debtor’s Estate, wherever located; and

(q)           To enter a final decree closing the Chapter 11 Cases.

SECTION 14.               MISCELLANEOUS PROVISIONS

14.1     Payment of Statutory Fees.

On and after the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of Chapter 123 of Title 28 of the United States Code.

14.2     Committees.

Effective on the Effective Date, the Creditors’ Committee, the Retiree Committee and anyother committee appointed in the Chapter 11 Cases shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims or reimbursement of expenses incurred as a member of the Creditors’ Committee or the Retiree Committee, duties under the Settlement Procedures Order, and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order or pending appeals of Orders entered in the Chapter 11 Cases.

On the Effective Date, there shall be formed a Post-Effective Date Committee with its duties limited to the oversight of certain actions of the Reorganized Debtors, which actions shall remain the sole responsibility of the Reorganized Debtors, including: (a) overseeing the General Unsecured Claims’ reconciliation and settlement process conducted by or on behalf of the Reorganized Debtors pursuant to the Settlement Procedures Order; (b) overseeing (i) the establishment (including the determination of the amount of New Common Stock to be withheld) and (ii) the maintenance of the Distribution Reserve; (c) overseeing the distributions to the holders of General Unsecured Claims under this Plan; (d) appearing before and being heard by the Bankruptcy Court and other Courts of competent jurisdiction in connection with the above limited duties; and (e) such other matters as may be agreed upon between the Reorganized Debtors and the Post-Effective Date Committee or specified in this Plan. The Post-Effective Date Committee shall consist of not less than three nor more than five members to be appointed by the Creditors’ Committee and may adopt by-laws governing its conduct. For so long as the claims reconciliation process shall continue, the Reorganized Debtors shall make regular reports to the Post-Effective Date Committee as and when the Reorganized Debtors and the Post-Effective Date Committee may reasonably agree upon. The Post-Effective Date Committee may employ, without further order of the Court, professionals to assist it in carrying out its duties as limited above, including any professionals retained in these Reorganization Cases, and the Reorganized Debtors shall pay the reasonable costs and expenses of the Post-Effective Date Committee, including reasonable professional fees, in the ordinary course without further order of the Court. In the event that, on the Effective Date, an objection to any Claim by the Creditors Committee is pending, the Post-Effective Date Committee shall have the right to continue prosecution of such objection.

14.3     Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

14.4     Exemption from Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, neither (i) the issuance transfer or exchange of any security under, in furtherance of, or in connection with, the Plan, including the issuance of the Plan Securities, nor (ii) the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan (including real and personal property), shall be subject to any stamp, real estate transfer, mortgage recording sales, use or other similar tax.

14.5     Section 1145 Exemption.

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance and distribution of any securities contemplated by the Plan and any and all settlement agreements incorporated therein shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities. In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (ii) the restrictions, if any, on the transferability of such securities and instruments; and (iii) applicable regulatory approval. Notwithstanding anything in the Plan to the contrary, in no event shall any grants of equity or options to acquire equity, under the Management Incentive Plan be made if such grant of equity or exercise of options would not qualify during any 12-month period for the “small issuance exception” in Treasury Regulation Section 1.382-3.

14.6     Amendments.

(a)           Plan Modifications. The Plan may be amended, modified, or supplemented by the Debtors or the Reorganized Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

Other Amendments. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

14.7     Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date. If the Debtors take such action, the Plan shall be deemed null and void.

14.8     Cramdown.

The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class that is deemed to have not accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Debtors reserve the right to (i) request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Class or Subclass that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code and (ii) to modify the Plan to the extent, if any, that confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

14.9     Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms of the Plan will remain in full force and effect and in no way will be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.10   Request for Expedited Determination of Taxes.

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the Effective Date.

14.11   Courts of Competent Jurisdiction.

In the event the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

14.12   Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule to the Plan provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

14.13   Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

14.14   Headings.

Headings are used in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

14.15   Exhibits.

All Exhibits and Schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

14.16   Notices.

To be effective, all notices, requests and demands to or upon the Debtors, or, as applicable, upon the Creditors Committee, shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Northwest Airlines Corporation

Attn:       Michael L. Miller, Esq.

2700 Lone Oak Parkway

Eagan, MN 55121

with copies to:

CADWALADER, WICKERSHAM & TAFT LLP
Attorneys for the Debtors and Debtors-In-Possession
One World Financial Center
New York, NY 10281
(212) 504-6000
Attn: Bruce R. Zirinsky, Esq.

and

OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.

Attorneys for the Creditors Committee

230 Park Avenue

New York, NY 10169

(212) 661-9100

Attn: Scott L. Hazan, Esq.

As of February 15, 2007

NORTHWEST AIRLINES CORPORATION

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA FUEL SERVICES CORPORATION

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NORTHWEST AIRLINES HOLDINGS CORPORATION

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NORTHWEST AEROSPACE TRAINING CORPORATION

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NORTHWEST AIRLINES, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA AIRCRAFT FINANCE, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

COMPASS AIRLINES, INC. f/k/a NORTHWEST
AIRLINES CARGO, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA RETAIL SALES INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

AIRCRAFT FOREIGN SALES, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

MONTANA ENTERPRISES, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NW RED BARON LLC

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

NWA WORLDCLUB, INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

MLT INC.

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Authorized Officer

EXHIBIT A

Exhibit A to
Syndication Agreement

CONFORMED COPY

EQUITY COMMITMENT AGREEMENT

February 12, 2007

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

Subject to the approval of this Agreement by the Bankruptcy Court (as defined in the second paragraph of this Agreement), Northwest Airlines Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the “Company”), proposes to offer and sell 27,777,778 shares of its new common stock, par value $0.01 per share, to be issued pursuant to the Amended Plan (as defined below in this paragraph) (together with any associated share purchase rights other than the Rights (as defined below in this paragraph), “New Common Stock”), of which 23,611,111 shares, (the “Shares”), will be offered pursuant to a rights offering (the “Rights Offering”) whereby each holder of an Allowed Class 1D Claim (other than a Subordinated Claim) (each an “Eligible Holder”), as of the record date fixed by the Bankruptcy Court for the solicitation of acceptances and rejections of the Amended Plan, shall be offered the right (each, a “Right”) to purchase up to its pro rata share of 23,611,111 Shares of New Common Stock, at a purchase price of $27.00 per Share (the “Purchase Price”). Each capitalized term used but not defined in this letter (this “Agreement”) shall have the meaning given to it in the Debtors’ Joint and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code filed on January 12, 2007 (the “Existing Plan”). The Existing Plan as amended or supplemented at the time of its approval by the Bankruptcy Court is hereinafter referred to as the “Amended Plan.”

The Company will conduct the Rights Offering as part of the implementation of a plan of reorganization for the Company, as a debtor-in-possession under chapter 11 of the United States Bankruptcy Code, 11 U.S.C.§§101 et seq. (the “Bankruptcy Code”), and its affiliates who are also debtors and debtors-in-possession in the chapter 11 cases pending and jointly administered in the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under Case No. 05-17930. The Amended Plan shall be the Existing Plan with only those revisions, modifications, supplements and amendments to the Existing Plan as are necessary to incorporate the terms in the term sheet attached hereto as Exhibit A (the “Term Sheet”) and such other revisions, modifications, supplements and amendments that the Company and the other Debtors deem necessary or appropriate and that shall not (i) materially adversely affect the obligations or rights of the Investor hereunder or as the Rights Offering Sponsor, as a holder of New Common Stock or as the Initial Purchaser (as defined in the Syndication Agreement, defined in the fifth paragraph of this Agreement), (ii) cause any representation or warranty contained herein to be incorrect or (iii) be inconsistent with the terms of the Term Sheet.

In order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, J.P. Morgan Securities Inc. (the “Investor”) agrees to purchase on the Closing Date (as defined in Section 2(e)), and the Company agrees to sell, for the Purchase Price times the number of shares so purchased, a number of shares of New Common Stock equal to the aggregate number of Shares minus the number of shares of New Common Stock offered pursuant to the Rights Offering and purchased on or before the Expiration Time (as defined in Section 1(b)), including shares purchased pursuant to oversubscription rights (such Shares to be purchased by the Investor in the aggregate, the “Unsubscribed Shares”).

In addition, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, the Investor agrees to purchase on the Closing Date, and the Company agrees to sell, for the Purchase Price times the number of Shares so purchased, 4,166,667 additional shares of New Common Stock, (the “Purchased Shares”). The Unsubscribed Shares and the Purchased Shares are herein collectively referred to as the “ECA Shares.”

Simultaneously with the delivery of this Agreement, certain persons (the “Ultimate Purchasers”) and the Investor are entering into a syndication agreement (the “Syndication Agreement”), pursuant to which the Ultimate Purchasers are agreeing to purchase from the Investor certain ECA Shares purchased by the Investor. In the Syndication Agreement, each Ultimate Purchaser has represented and warranted that it is not a Competitor (as defined below) of the Company and that it will not assign its rights and obligations thereunder to such a Competitor. “Competitor” means an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or a corporation or other entity controlling, controlled by or under common control with such an airline, commercial air carrier, air freight forwarder or entity engaged in the business of parcel transport by air. Notwithstanding the foregoing, to the extent the 4.75% limitation referred to in Section 2(a) becomes applicable, the Company may require the Ultimate Purchasers to purchase the ECA Shares they have agreed to purchase under the Syndication Agreement directly from the Company.

The Company hereby waives the restrictions contained in any confidentiality agreement between the Company and the Investor or the Company and any Ultimate Purchaser that was entered into in contemplation of an equity investment in the Company and not in contemplation of the Investor or such Ultimate Purchaser’s agreement to act as a backstop provider (a “Prior Confidentiality Agreement”), but only to the extent such restrictions would otherwise restrict or impair the ability of the Investor or such Ultimate Purchaser to perform its obligations under this Agreement or the Syndication Agreement, as applicable; provided, however, that the foregoing waiver shall not apply to any provision in any Prior Confidentiality Agreement that restricts the ability of a party thereto to acquire in excess of 4.75% of any

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class of securities of the Company or, to the extent covered by the Investor’s or such Ultimate Purchaser’s Prior Confidentiality Agreement, claims relating to the Company’s and its subsidiaries’ voluntary petitions for relief under the chapter 11 of the Bankruptcy Code unless and only to the extent such provision is waived by the Company pursuant to Section 2(a) of this Agreement.

In consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the Company and the Investor agree as follows:

1.             The Rights Offering. The Rights Offering will be conducted as follows:

(a)           Subject to the terms and conditions of this Agreement (including Bankruptcy Court approval), the Company hereby undertakes to offer Shares for subscription by holders of Rights pursuant to the Amended Plan as set forth in this Agreement.

(b)           Ballot form(s) (the “Ballots”) will be distributed in connection with the solicitation of acceptance of the Amended Plan. Subscription form(s) (the “Subscription Forms”) will simultaneously be delivered pursuant to which each Eligible Holder may exercise its Rights. The Rights may be exercised during a period (the “Rights Exercise Period”) to be specified in the Amended Plan, which period will commence on the date the Ballots are distributed and will end at the Expiration Time. “Expiration Time” means 5:00 p.m., New York City time, on the 30th calendar day (or if such day is not a Business Day, the next Business Day) after the date the Ballots are distributed under the Amended Plan, or such later date as the Company, subject to the approval of the Investor, may specify in a notice provided to the Investor before 9:00 a.m., New York City time, on the Business Day before the then-effective Expiration Time. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. Subject to the approval of this Agreement by the Bankruptcy Court, the Amended Plan shall provide that in order to exercise a Right, each Eligible Holder shall, prior to the Expiration Time, (i) return a duly executed Subscription Form to the Subscription Agent (as defined in Section 1(d)), and (ii) pay an amount equal to the full purchase price of the number of shares of New Common Stock elected to be purchased by such Eligible Holder by wire transfer or bank or cashier’s check delivered to the Subscription Agent with the Subscription Form no later than the Expiration Time.

(c)           The Company will issue the Shares to the Eligible Holders with respect to which Rights were validly exercised by such holders upon the effective date of the Amended Plan (the “Effective Date”). If the exercise of a Right would result in the issuance of a fractional share of New Common Stock, then the number of shares of New Common Stock to be issued in respect of such Right will be rounded up or down to the next whole share.

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(d)           If the subscription agent under the Amended Plan ( the “Subscription Agent”) for any reason does not receive from a given holder both a timely and duly completed Subscription Form and timely payment for the Shares being purchased by such holder, the Amended Plan shall provide that the holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

(e)           The Company hereby agrees and undertakes to give the Investor by electronic facsimile transmission the certification by an executive officer of the Company conforming to the requirements specified herein for such certification of either (i) a true and accurate calculation of the number of Unsubscribed Shares and the aggregate Purchase Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the Backstop Commitment (as defined in Section 2(a)) is terminated (a “Satisfaction Notice”), as soon as practicable after the Expiration Time and, in any event, at least four (4) Business Days prior to the Effective Date (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).

(f)            There will be over-subscription rights provided in connection with the Rights Offering, provided that the right of any creditor to oversubscribe will not exceed 200% of the number of Shares such creditor is entitled to purchase without giving effect to any oversubscription right.

(g)           In the event the Expiration Time has not occurred by May 15, 2007, on May 16, 2007, the Company will pay to the Investor a nonrefundable fee of $1,875,000, and in the event the Expiration Time has not occurred by May 31, 2007, on June 1, 2007, the Company will pay to the Investor an additional nonrefundable fee of $1,875,000. The fees payable pursuant to this Section 2(g) are hereinafter referred to as the “Expiration Time Fee.”

2.             The Backstop Commitment and Purchased Shares.

(a)           On the basis of the representations and warranties contained herein, but subject to the conditions set forth in Section 7 (including without limitation the entry of the Agreement Order (as defined in Section 5(a)) and the Agreement Order becoming a Final Agreement Order (as defined below in this Section)), the Investor agrees to purchase on the Closing Date, and the Company agrees to issue and sell, at the aggregate Purchase Price therefor, all Unsubscribed Shares (the “Backstop Commitment”) and all Purchased Shares. “Final Agreement Order” shall mean the Agreement Order, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or request reargument or further review or rehearing has expired, and no appeal, petition for certiorari or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the

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request was made, and no further appeal or petition for certiorari has been or can be taken or granted. Notwithstanding the foregoing, in the event the Investor is obligated to purchase a number of Unsubscribed Shares and Purchased Shares which would cause its ownership interest in the Company (including the shares of New Common Stock, if any, received by the Investor, in any capacity, pursuant to the Amended Plan), as determined for the purposes of Section 382 of the Code, to exceed 4.75% of the total number of shares of New Common Stock to be outstanding on the Closing Date, the Investor will immediately notify the Company in writing of such determination, and the Company will either (i) reduce the Investor’s purchase obligation such that its ownership of New Common Stock would not exceed 4.75% or (ii) permit the Investor to purchase shares in excess of 4.75% to comply with its purchase obligations hereunder; provided that, in the latter case, the Board of Directors of the Company shall waive all restrictions, including those contemplated by Sections 5.7 and 9.12 of the Existing Plan, on the Investor’s ability to dispose of a number of Shares equal to the number of Unsubscribed Shares owned by it. In addition, in the event any Ultimate Purchaser is obligated under the Syndication Agreement to purchase a number of ECA Shares which could cause its ownership interest in the Company (including the shares of New Common Stock, if any, received by such Ultimate Purchaser, in any capacity, pursuant to the Amended Plan), as determined for the purposes of Section 382 of the Code, to exceed 4.75% of the total number of shares of New Common Stock to be outstanding on the Closing Date, the Board of Directors of the Company shall waive all restrictions, including those contemplated by Sections 5.7 and 9.12 of the Existing Plan, on such Ultimate Purchaser’s ability to dispose of a number of shares of New Common Stock equal to the number of ECA Shares owned by it.

(b)           On the basis of the representations and warranties herein contained, but subject to the entry of the Agreement Order, the Company will pay to the Investor a backstop fee equal to $20,625,000 (the “Backstop Fee”) to compensate the Investor for the risk of its undertaking herein. The Backstop Fee, as well as all other amounts payable hereunder, will be paid in U.S. dollars, and the Backstop Fee will be paid on the first Business Day after the tenth day after the entry of the Agreement Order; it being understood that in the event the Agreement Order is appealed, and the highest court to which the Agreement Order was appealed issues a final order vacating or reversing the Agreement Order and further orders disgorgement of all or a portion of the Backstop Fee, the Investor shall promptly return to the Company the portion of the Backstop Fee required to be so disgorged. Payment of the Backstop Fee will be made by wire transfer of immediately available funds to the account specified by the Investor to the Company at least 24 hours in advance; provided, that if the Investor receives the Backstop Fee, the Investor shall waive any of its rights to receive punitive damages in connection with this Agreement and the transactions contemplated hereby. Except as set forth in this subsection (b), the Backstop Fee will be nonrefundable when paid.

(c)           Upon the entry of the Agreement Order, the Company will reimburse or pay, as the case may be, the out-of-pocket expenses reasonably incurred by the

5

Investor with respect to the transactions contemplated hereby, including the filing fee, if any, required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and expenses related thereto and all Bankruptcy Court and other judicial and regulatory proceedings related to such transactions (collectively, “Transaction Expenses”), including all reasonable fees and expenses of both Cahill Gordon & Reindel LLP and Cronin & Vris, LLP, counsels to the Investor, and Stroock & Stroock & Lavan LLP, counsel for the Ultimate Purchasers, and reasonable fees and expenses of any other professionals retained by the Investor with the prior approval of the Company in connection with the transactions contemplated herein and those contemplated by the Term Sheet. Such reimbursement or payment shall be made by the Company within ten (10) days of presentation of an invoice approved by the Investor, without Bankruptcy Court review or further Bankruptcy Court order, whether or not the transactions contemplated hereby are consummated; it being understood that in the event the Agreement Order is appealed, and the highest court to which the Agreement Order was appealed issues a final order vacating or reversing the Agreement Order and further orders disgorgement of all or a portion of the Transaction Expenses, the Investor shall promptly return to the Company the portion of the Transaction Expenses required to be so disgorged. These obligations are in addition to, and do not limit, the Company’s obligations under Section 8.

(d)           On the Closing Date (as defined in Section 2(e)), the Investor will purchase, and the Company will sell, only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Investor to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.

(e)           Delivery of the ECA Shares will be made by the Company to the account of the Investor (or to such other accounts as the Investor may designate) at 9:00 a.m., New York City time, on the Effective Date (the “Closing Date”) against payment of the aggregate Purchase Price for the ECA Shares by wire transfer of immediately available funds to the account specified by the Company to the Investor at least 24 hours in advance.

(f)            All ECA Shares will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company to the extent required under the Confirmation Order or applicable law.

(g)           The documents to be delivered on the Closing Date by or on behalf of the parties hereto and the ECA Shares will be delivered at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281 on the Closing Date.

(h)           Notwithstanding anything to the contrary in this Agreement, the Investor, in its sole discretion, may designate that some or all of the ECA Shares be issued

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in the name of, and delivered to, one or more of its affiliates or to any other Person, including any Ultimate Purchaser, so long as such person is not a Competitor.

3.             Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Investor as follows:

(a)           Incorporation and Qualification. The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of their respective jurisdictions of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent the failure to be so qualified or be in good standing has not had or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, property or financial condition of the Company and its subsidiaries taken as a whole, as such business is proposed to be conducted as contemplated by the Term Sheet, Disclosure Statement (as defined in Section 5(b)) and the Amended Plan, or on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(g), to consummate the transactions contemplated by this Agreement or the Amended Plan (a “Material Adverse Effect”).

(b)           Corporate Power and Authority.

(i)            The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and, subject to entry of the Agreement Order and the Confirmation Order (together, the “Court Orders”) and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Rules 6004(g) and 3020(e) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), respectively, to perform its obligations hereunder and thereunder, including the issuance of the Rights and Shares and Purchased Shares. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights and Shares and Purchased Shares, other than board of directors’ approval of, or other board action to be taken with respect to, the documents to implement the Rights Offering.

(ii)           When executed and delivered, (A) the Company will have the requisite corporate power and authority to enter into, execute and deliver the Registration Rights Agreement (as defined in Section 5(m)); and (B) all necessary corporate action required for the due authorization, execution and delivery and, subject to the entry of the Court Orders and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rules 6004 (g) and 3020(e), respectively, performance of the Registration Rights Agreement will have been taken by the Company.

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(iii)          The Company will have the requisite corporate power and authority to execute the Amended Plan and to file the Amended Plan with the Bankruptcy Court and, subject to entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rule 3020(e), to perform its obligations thereunder, and will have taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of the Amended Plan.

(c)           Execution and Delivery; Enforceability.

(i)            This Agreement has been and the Registration Rights Agreement will be duly and validly executed and delivered by the Company, and, upon the entry of the Agreement Order and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rule 6004(g), such documents will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(ii)           The Amended Plan will be duly and validly filed with the Bankruptcy Court by the Company and, upon the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rule 3020(e), will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d)           Authorized Capital Stock. Upon the Effective Date, the authorized capital stock of the Company will conform to the authorized capital stock set forth in the Disclosure Statement, and the issued and outstanding shares of capital stock of the Company will conform to the description set forth in the Term Sheet.

(e)           Issuance. Subject to the issuance of the Final Agreement Order, the distribution of the Rights and issuance of the Shares, including the Unsubscribed Shares to be issued and sold by the Company to the Investor hereunder, and issuance of the Purchased Shares to be issued and sold by the Company to the Investor hereunder, at the Closing Date will have been duly and validly authorized and, when the Shares and the Purchased Shares are issued and delivered against payment therefor will be duly and validly issued, fully paid and non-assessable, and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(f)            No Conflict. Subject to the entry of the Court Orders and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rules 6004(g) and 3020(e), as applicable, the distribution of the Rights, the issuance, sale and delivery of Shares upon exercise of the Rights and the consummation of the Rights Offering by the Company, the issuance, sale and delivery of the Unsubscribed Shares and the Purchased Shares and the execution and delivery (or, with respect to the Amended Plan, the filing) by the Company of this Agreement and the Amended Plan and compliance by the Company with all of the provisions hereof and thereof and

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the consummation of the transactions contemplated herein and therein (including compliance by the Investor with its obligations hereunder and thereunder) (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company included in the Amended Plan and as applicable to the Company from and after the Effective Date and (iii) will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in any such case described in subclause (i) or (iii) as will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)           Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the distribution of the Rights, the issuance, sale and delivery of Shares upon exercise of the Rights and to the Investor hereunder, the issuance, sale and delivery of the Purchased Shares to the Investor hereunder and the consummation of the Rights Offering by the Company and the execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Amended Plan and performance of and compliance by the Company with all of the provisions hereof and thereof, including without limitation the payment of the Backstop Fee, the Expiration Time Fee, the Termination Fee (as defined in Section 10(d)) and the Transaction Expenses as provided for herein, and the consummation of the transactions contemplated herein and therein, except (i) the entry of the Court Orders and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rules 6004(g) and 3020(e), as applicable, (ii) the registration under the Securities Act (as defined in Section 3(i)) of resales of the ECA Shares, (iii) filings with respect to and the expiration or termination of the waiting period under the HSR Act relating to the sale of ECA Shares to the Investor hereunder, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Incorporation to be applicable to the Company from and after the Effective Date and (v) such consents, approvals, authorizations, registrations or qualifications (x) as may be required under the New York Stock Exchange (“NYSE”) or the Nasdaq Global Market (“Nasdaq”) rules and regulations in order to consummate the transactions contemplated herein, (y) as may be required under state securities or Blue Sky laws in connection with the purchase of ECA Shares by the Investor or (z) the absence of which will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(h)           Arm’s Length. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering and the purchase of the ECA Shares) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Investor is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in respect of the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Investor shall have no responsibility or liability to the Company with respect thereto. Any review by the Investor of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investor and shall not be on behalf of the Company.

(i)            Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Exchange Act Documents (as defined in Section 3(j)), the Registration Statement (as defined in Section 5(i)) and the Prospectus (as defined in Section 3(k)) comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934 and the rules and regulation of the Commission thereunder (the “Exchange Act”), as applicable, and present fairly or will present fairly, as the case may be, in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been or will have been, as the case may be, prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Exchange Act Documents), and the supporting schedules included or incorporated by reference in the Exchange Act Documents, and to be included or incorporated by reference in the Registration Statement and the Prospectus, present fairly or will present fairly, as the case may be, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Exchange Act Documents, and to be included or incorporated by reference in the Registration Statement and the Prospectus, has been or will have been, as the case may be, derived from the accounting records of the Company and its subsidiaries and presents fairly or will present fairly, as the case may be, the information shown thereby; and any pro forma financial information and related notes thereto to be included in the Registration Statement and the Prospectus will have been prepared in accordance with the applicable requirements of the Securities Act, and will be based on assumptions that management of the Company believes are reasonable and which will be set forth in the Registration Statement when it becomes effective and the Prospectus as of its date.

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(j)            Exchange Act Documents. The documents filed under the Exchange Act with the Commission prior to the date of this Agreement (the “Exchange Act Documents”), when they became effective or were filed with the Commission, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such Exchange Act Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, as the case may be, when such documents become effective or are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)           Preliminary Prospectus. Each Preliminary Prospectus, at the time of filing thereof, will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Investor or the Ultimate Purchasers furnished to the Company in writing by the Investor or the Ultimate Purchasers expressly for use in any Preliminary Prospectus. The term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement, as of their date or at the time of its effectiveness, as the case may be, that omits information deemed pursuant to Rule 430A under the Securities Act to be part of such Registration Statement, and the term “Prospectus” means the prospectus in the form first used to confirm sales of the ECA Shares.

(l)            Registration Statement and Prospectus. As of the effective date of the Registration Statement, the Registration Statement will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Investor or the Ultimate

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Purchasers furnished to the Company in writing by the Investor or the Ultimate Purchasers expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(m)          No Material Adverse Change. Since September 30, 2006, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock, or any material adverse change, or any development involving a material adverse change, that has had individually or in the aggregate a Material Adverse Effect; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a material adverse change: (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in the airline industry taken as a whole, (c) changes in general legal, tax, regulatory, political or economic conditions affecting the airline industry, (d) changes in GAAP, (e) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism, or (f) any failure by the Company to meet internal or published projections, forecasts or revenue or earnings predictions (provided that this clause (f) shall not exclude any underlying effect, event, development, change or occurrence which gave rise to or contributed to such failure or change), provided further that, with respect to clauses (a), (b), (c) and (e), the impact on the Company is not disproportionate to the impact on other comparable entities in the airline industry; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case (x) as otherwise disclosed in the Exchange Act Documents and (y) the transactions contemplated hereby or by the Term Sheet.

(n)           Descriptions of the Transaction Documents. The descriptions contained in the Registration Statement and the Prospectus of this Agreement, the Registration Rights Agreement, the Syndication Agreement, the Amended Plan, the Agreement Order and the Confirmation Order (collectively, the “Transaction Documents”) will conform in all material respects to the Transaction Documents.

(o)           No Violation or Default. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or similar organizational documents. Neither the Company nor any of its subsidiaries is: (i) except as a result of any Proceedings, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term,

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covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           Legal Proceedings. Except as described in the Exchange Act Documents, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in the Exchange Act Documents that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Exchange Act to be filed as exhibits to the Exchange Act Documents or described in the Exchange Act Documents that are not so filed or described.

(q)           Independent Accountants. Ernst & Young LLP (“E&Y”), who have certified certain financial statements of the Company and its consolidated subsidiaries, are an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries as required by the Securities Act.

(r)            Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess any such rights could not reasonably be expected to have a Material Adverse Effect; and, except as could not reasonably be expected to have a Material Adverse Effect, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any material claim of infringement or conflict with any such material rights of others.

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(s)           No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Exchange Act to be described in the Exchange Act Documents and that are not described.

(t)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the Purchased Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)           Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Statement and the Exchange Act Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Exchange Act Documents and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(v)           Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of each of the clauses (i), (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)          Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to,

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ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except where the failure to comply with such applicable statutes, orders, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect; as of the date hereof, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption, except such transactions that would not, individually or in the aggregate, have a Material Adverse Effect; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, except as disclosed in Business Plan 3.1 of the Company (consisting of the following documents: Investor Presentation dated January 2007, Labor Presentation dated January 2007 and Passenger Revenue Support BP 3.0 dated January 19, 2007) (the “Business Plan”), as of the date hereof, no “accumulated funding deficiency” as defined in Section 412 of the Code and Section 402 of the Pension Protection Act of 2006 exists, and, as of December 31, 2006, the aggregate present value of all benefits accrued under such plans determined using actuarial assumptions consistent with Section 402 of the Pension Protection Act of 2006 exceeded the aggregate fair market value of the assets of such plans (excluding for these purposes accrued but unpaid contributions) by approximately $277 million.

(x)            Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)           Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for companies whose businesses are similar to the Company and its subsidiaries; and, as of the date hereof, neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(z)            No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift,

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entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa)         No Restrictions on Certain Dividends and Other Payments. Subject to the Bankruptcy Code, Northwest Airlines, Inc., which is an indirect wholly owned subsidiary of the Company, and any of its direct or indirect parent entities which are subsidiaries of the Company, are not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party, other than any credit agreement to which it is a party or is subject, from paying any dividends to its parent, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary of the Company any loans or advances to such subsidiary from the Company or from any other subsidiary of the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(bb)         No Broker’s Fees. Except for Seabury Transportation Advisors LLC, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Investor for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Rights or the Shares or the Purchased Shares.

(cc)         No Registration Rights. Except for registration rights granted to a purchaser of New Common Stock as contemplated by Section 5(j)(iv), as of the Effective Date, no person (other than the Investor and the Ultimate Purchasers) will have the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Rights and the ECA Shares. Notwithstanding the foregoing, members of management of the Company who receive shares of New Common Stock or stock options pursuant to the transactions contemplated herein may have such shares of New Common Stock and the shares of New Common Stock issuable upon the exercise of such stock options registered on a Form S-8 under the Securities Act.

(dd)         No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the New Common Stock.

(ee)         Margin Rules. Neither the issuance, sale and delivery of the Rights or the Shares or the Purchased Shares nor the application of the proceeds therefrom by the Company as to be described in the Registration Statement and the Prospectus will

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violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

4.             Representations and Warranties of the Investor. The Investor represents and warrants to, and agrees with, the Company as set forth below. Each representation, warranty and agreement is made as of the date hereof and as of the Closing Date:

(a)           Incorporation. The Investor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware.

(b)           Corporate Power and Authority. The Investor has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement.

(c)           Execution and Delivery. This Agreement has been duly and validly executed and delivered by the Investor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, and the execution and delivery by the Investor of this Agreement (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the Property or assets of the Investor is subject and (ii) will not result in any violation of any applicable law, except in any such case described in subclause (i) or (ii) as will not have or could not be reasonably expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement.

(d)           Securities Laws Compliance. The ECA Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.

(e)           Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Investor is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the registration under the Securities Act of resales of the ECA Shares, (ii) filings with respect to and the expiration or termination under the HSR Act relating to the sale of ECA Shares to the Investor hereunder and (iii) as may be required under state securities or Blue Sky laws in connection with the purchase of ECA Shares by the Investor.

(f)            Information. The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the

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information contained herein. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

(g)           Purchase Intent. The Investor is not acquiring the ECA Shares with a view to distributing or reselling such ECA Shares or any part thereof except pursuant to an effective registration statement under the Securities Act or an exemption from such registration. The Investor understands that the Investor must bear the economic risk of this investment indefinitely, unless the ECA Shares are registered pursuant to the Securities Act and any applicable state securities or Blue Sky laws or an exemption from such registration is available, and further understands that the Company has no present intention of registering the resale of any ECA Shares other than pursuant to the Registration Rights Agreement. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the ECA Shares for any period of time.

(h)           Investor Status. The Investor is as of the date hereof, and will be as of the Closing Date, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(i)            Reliance on Exemptions. The Investor understands that the ECA Shares are being offered and sold to the Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the ECA Shares.

(j)            Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the ECA Shares. The Investor understands and is able to bear any economic risks associated with such investment (including without limitation the necessity of holding such ECA Shares for an indefinite period of time) and is able to afford a complete loss of its investment in the ECA Shares.

(k)           Access to Information. The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the ECA Shares. The Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the ECA Shares and the merits and risks of investing in the ECA Shares; (ii) access to information about the Company and its subsidiaries and their

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respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor ‘s right to rely on the truth, accuracy and completeness of the Exchange Act Documents and the Company’s representations and warranties contained in the Transaction Documents. The Investor understands that the Investor’s investment in the ECA Shares involves a high degree of risk.

5.             Additional Covenants of the Company. The Company agrees with the Investor:

(a)           Agreement Motion and Agreement Order. Not later than February 15, 2007, the Company will file a motion and supporting papers (the “Agreement Motion”) (including an order in form and substance satisfactory to each of the Company and the Investor) seeking an order under sections 105 and 363 of the Bankruptcy Code approving this Agreement, the Syndication Agreement, the Registration Rights Agreement, the payment, on the terms and at the time specified herein, of the Backstop Fee, the Expiration Time Fee and the Termination Fee, the reimbursement, on the terms and at the time specified herein, of Transaction Expenses and the release and exculpation of the Investor, its affiliates, the Ultimate Purchasers, their affiliates, representatives and advisors from any liability for participation in the transactions contemplated hereby by the Registration Rights Agreement, the Amended Plan and the Syndication Agreement to the fullest extent permitted under applicable law and authorizing the Company to enter into this Agreement and the Registration Rights Agreement (the “Agreement Order”). The Company agrees that it shall use its commercially reasonable efforts, subject to any applicable fiduciary duties, to (i) fully support the Agreement Motion and any application seeking Bankruptcy Court approval and authorization to pay the fees and expenses hereunder, as an administrative expense of the estate, including, but not limited to, filing supporting affidavits on behalf of the Company and/or its financial advisor and providing the testimony of the affiants if needed and (ii) obtain approval of the Agreement Order as soon as practicable following the filing of the motion therefor.

(b)           Term Sheet, Disclosure Statement and Amended Plan. As soon as practicable after the date of this Agreement, the Company and the other Debtors will file a disclosure statement (the “Initial Disclosure Statement”) and seek Bankruptcy Court approval thereof under section 1125 of the Bankruptcy Code. The disclosure statement in the form approved by the Bankruptcy Court is hereinafter referred to as the “Disclosure Statement”. The Company will seek confirmation of the Amended Plan as soon as practicable after the end of the solicitation period. Prior to filing or disseminating the Initial Disclosure Statement or any revisions, supplements, modifications or amendments to the Initial Disclosure Statement or the Existing Plan, the

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Company will provide to the Investor and its counsel a copy of such filing, revision, modification, supplement or amendment and a reasonable opportunity to review and comment on such documents prior to being filed or disseminated; provided that such review and comment shall not constitute a presumption or other determination that the documents constitute (and comply with the definition of) either an Amended Plan or a Disclosure Statement, as applicable. In addition, the Company will provide to the Investor and its counsel a copy of a draft of the Confirmation Order and a reasonable opportunity to review and comment on such draft prior to such order being filed with the Bankruptcy Court.

(c)           Rights Offering. To effectuate the Rights Offering as provided herein and to use commercially reasonable efforts to seek entry of an order of the Bankruptcy Court, prior to the commencement of the Rights Offering, authorizing the Company to conduct the Rights Offering pursuant to the securities exemption provisions set forth in section 1145(a) of the Bankruptcy Code.

(d)           Listing. To use commercially reasonable efforts to list and maintain the listing of the New Common Stock (and any applicable associated share purchase rights) on the NYSE or the quotation of the New Common Stock (and any applicable associated share purchase rights) on Nasdaq.

(e)           Notification. To notify, or to cause the Subscription Agent to notify, on each Friday during the Rights Exercise Period and on each Business Day during the five (5) Business Days prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by the Investor, the Investor of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(f)            Unsubscribed Shares. To determine the number of Unsubscribed Shares, if any, in good faith, and to provide a Purchase Notice or a Satisfaction Notice that accurately reflects the number of Unsubscribed Shares as so determined and to provide to the Investor a certification by the Subscription Agent of the Unsubscribed Shares or, if such certification is not available, such written backup to the determination of the Unsubscribed Shares as Investor may reasonably request.

(g)           Stock Splits, Dividends, etc. In the event of any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of New Common Stock, the Purchase Price and the number of ECA Shares to be purchased hereunder will be proportionally adjusted to reflect the increase or decrease in the number of issued and outstanding shares of New Common Stock.

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(h)           HSR. To promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of ECA Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.

(i)            Effectiveness of the Registration Statement. To prepare and file, in cooperation with the Investor, a shelf registration statement (the “Registration Statement”) covering resales of New Common Stock held by the Investor and the Ultimate Purchasers as soon as practicable after the date hereof, but in no event later than April 2, 2007, and provide the Investor with a reasonable opportunity to review and propose changes to the Registration Statement before any filing with the Commission; to advise the Investor, promptly after it receives notice thereof, of the time when the Registration Statement has been filed or has become effective or any prospectus or prospectus supplement has been filed and to furnish the Investor with copies thereof; to advise the Investor promptly after it receives notice thereof of any comments or inquiries by the Commission (and to furnish the Investor with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus or for additional information. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective not later than June 30, 2007. The foregoing provisions shall be set forth in the Registration Rights Agreement.

(j)            Clear Market. For a period of 180 days after the Closing Date (the “Restricted Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital stock of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of capital stock of the Company or such other securities, in cash or otherwise, without the prior written consent of the Investor, except for (i) Rights and New Common Stock issuable upon exercise of Rights, (ii) stock options, stock and restricted stock granted to members of management of the Company on or after the Effective Date and shares of New Common Stock issued upon the exercise of any such stock options and issued upon the exercise of any stock options outstanding as of the Effective Date, (iii) the issuance of New Common Stock and other equity interests as set forth in the Term Sheet and pursuant to the Amended Plan and (iv) the issuance of up to $150,000,000 of New Common Stock to one or more parties on the list provided

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to the Investor prior to the date hereof (hereinafter referred to collectively as the “Third Party Purchaser”) at a purchase price per share not less than the Purchase Price. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares and the Purchased Shares as provided in the Term Sheet.

(l)            No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the New Common Stock.

(m)          Registration Rights Agreement. The Company will file with the Bankruptcy Court as soon as practicable after the date hereof, but in no event later than February 15, 2007, a form of a registration rights agreement (the “Registration Rights Agreement”) in form and substance reasonably satisfactory to the Company and the Investor and which shall include the terms set forth in Exhibit B hereto. The Company and the Investor shall use commercially reasonable efforts to negotiate and execute, and seek Bankruptcy Court approval of, the Registration Rights Agreement as promptly as practicable.

6.             Additional Covenants of the Investor. The Investor agrees with the Company:

(a)           Information. To provide the Company with such information as the Company reasonably requests regarding the Investor for inclusion in the Registration Statement and the Disclosure Statement.

(b)           HSR Act. To use reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of ECA Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.

(c)           Entry of the Agreement Order. To use commercially reasonable efforts to facilitate the entry of the Agreement Order.

(d)           No Action in Bankruptcy Court. To not file any pleading or take any other action in the Bankruptcy Court with respect to this Agreement, the Amended

22

Plan, the Disclosure Statement or the Confirmation Order of the consummation of the transactions contemplated hereby or thereby that is inconsistent in any material respect with this Agreement or the Company’s efforts to obtain the entry of court orders consistent with this Agreement.

(e)           Transfer Restrictions. The Investor covenants and agrees that ECA Shares will only be disposed of by it pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with any applicable state securities or Blue Sky laws. The Investor agrees to the imprinting, so long as is required by this Section 6(e), of the following legend on any certificate evidencing the ECA Shares:

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES (“BLUE SKY”) LAWS. THE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH APPLICABLE BLUE SKY LAWS. THE SHARES MAY NOT BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, ENCUMBERED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EXCEPT PURSUANT TO THE SYNDICATION AGREEMENT DATED AS OF FEBRUARY 12, 2007 BETWEEN J.P. MORGAN SECURITIES INC. AND THE BACKSTOP PURCHASERS REFERRED TO THEREIN) UNLESS EITHER (I) A REGISTRATION STATEMENT WITH RESPECT TO THE SHARES IS EFFECTIVE UNDER THE ACT OR (II) UNLESS WAIVED BY THE CORPORATION, THE CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT NO VIOLATION OF THE ACT WILL BE INVOLVED IN SUCH TRANSACTION OR A NO ACTION LETTER WITH RESPECT TO SUCH TRANSACTION FROM THE STAFF OF THE COMMISSION.

Certificates evidencing ECA Shares shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of the ECA Shares is effective under the Securities Act, or (ii) following any sale of ECA Shares pursuant to Rule 144, or (iii) if ECA Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Following the Effective Date or at such earlier time as a legend is no longer required for certain ECA Shares, the Company will, promptly, following the delivery by the Investor to the Company of a legended certificate representing such ECA Shares, deliver

23

or cause to be delivered to the Investor a certificate representing such ECA Shares that is free from all restrictive and other legends.

In the event the above legend is removed from any of the ECA Shares and thereafter the effectiveness of a registration statement covering such ECA Share is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then the Company may immediately place a stop-transfer order against the certificates with respect to the sale of any ECA Share pursuant to such registration statement, and upon reasonable advance notice to the Investor, the Company may require that the above legend be placed on any such ECA Share that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the Investor shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such ECA Share may again be sold pursuant to an effective registration statement or under Rule 144.

7.             Conditions to the Obligations of the Investor. The obligation of the Investor to purchase the ECA Shares pursuant to this Agreement on the Closing Date are subject to the following conditions:

(a)           Agreement Order. The Agreement Order shall have been entered by the Bankruptcy Court in the form satisfactory to each of the Company and the Investor, and the Agreement Order shall have become a Final Agreement Order.

(b)           Inconsistent Transaction. Subject to the approval of this Agreement by the Bankruptcy Court, the Company and the other Debtors shall not have made a public announcement, entered into an agreement or filed any pleading or document with the Bankruptcy Court evidencing its intention to support, or otherwise supported, any transaction inconsistent with this Agreement or the Amended Plan, shall not have filed any plan that is not the Amended Plan and shall not have been agreed to, consented to, provided any support to, solicited or encouraged, participated in the formulation of, or voted for any transaction or plan of reorganization or liquidation other than the Amended Plan, or any motion or other filing seeking dismissal of the Debtors’ chapter 11 cases, the appointment of a trustee or examiner in the Debtors’ chapter 11 cases or the conversion of the Debtors’ chapter 11 cases to cases under chapter 7 of the Bankruptcy Code (a “Competing Transaction”).

(c)           Confirmation Order. An order of the Bankruptcy Court confirming the Amended Plan (the “Confirmation Order”) shall have been entered and such order shall be non-appealable, shall not have been appealed within ten (10) days of entry or, if such order is appealed, shall not have been stayed pending appeal, and there shall not have been entered by any court of competent jurisdiction any reversal, modification or vacatur, in whole or in part, of the Confirmation Order.

(d)           Disclosure Statement, Amended Plan and Confirmation Order. (i) The Disclosure Statement and the Amended Plan shall not conflict with and shall be

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consistent with the Term Sheet and the representations, warranties and covenants made by the Company hereunder and (ii) the financial conditions to closing set forth in the Term Sheet shall have been satisfied.

(e)           Conditions to Confirmation. The conditions to confirmation and the conditions to the Effective Date of the Amended Plan shall have been satisfied or waived by the Investor and the Company in accordance with the Amended Plan, and the Effective Date shall have occurred or will occur on the Closing Date.

(f)            [Reserved]

(g)           Rights Offering. The Expiration Time shall have occurred.

(h)           Purchase Notice. The Investor shall have received a Purchase Notice in accordance with Section 1(e) from the Company, dated as of the Determination Date, certifying as to the number of Unsubscribed Shares to be purchased pursuant to the Backstop Commitment.

(i)            Valid Issuance. The New Common Stock shall be, upon payment of the aggregate Purchase Price as provided herein, validly issued, fully paid, non-assessable and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(j)            No Restraint. No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Amended Plan, the Rights Offering or the transactions contemplated by this Agreement.

(k)           HSR Act. If the purchase of ECA Shares by the Investor pursuant to this Agreement is subject to the terms of the HSR Act, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.

(l)            Enforceability. This Agreement shall be valid and enforceable against the Company and the Company shall not be in breach of this Agreement.

(m)          NYSE/Nasdaq. The New Common Stock issuable upon exercise of the Rights shall be approved for trading on the NYSE or Nasdaq, subject to official notice of issuance.

(n)           Comfort Letters. If the effective date of the Registration Statement has occurred on or prior to the Closing Date, E&Y shall have furnished to the Investor letters dated such Effective Date and the Closing Date and addressed to the Investor, in form and substance reasonably satisfactory to the Investor, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the

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Prospectus; provided, that such letters shall use a “cut-off” date no more than three (3) Business Days prior to the date of delivery thereof.

(o)           Opinion of Counsel for the Company. Cadwalader, Wickersham & Taft LLP, counsel for the Company, and Michael Miller, Vice President—Legal of the Company, shall have each furnished to the Investor their written opinion, dated the Closing Date and addressed to the Investor, in form and substance reasonably satisfactory to the Investor.

(p)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued in each by any federal, state or foreign governmental or regulatory authority that, as of the Closing Date, prohibits the issuance or sale of the Rights or the Shares or the Purchased Shares or the resale of the ECA Shares pursuant to the Syndication Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that, as of the Closing Date, prohibits the issuance or sale of the Rights or the Shares or the Purchased Shares or the resale of the ECA Shares pursuant to the Syndication Agreement.

(q)           Good Standing. The Investor shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its significant subsidiaries (as such term is defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act) in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(r)            Representations and Warranties and Covenants. The representations and warranties of the Company in paragraphs (a)-(l), (n), (q), (t), (u) and (aa)-(ee) of Section 3 shall be true and correct on the date hereof and as if made on the Closing Date, the representations and warranties of the Company in paragraphs (m), (o), (p), (r), (s) and (v)-(z) of Section 3 shall be true and correct on the date hereof (and shall not be required to be true on any subsequent date), and the Company shall have complied in all material respects with all covenants in this Agreement and in the Registration Rights Agreement.

(s)           Officer’s Certificate. The Investor shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Investor (i) confirming that the Company has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (ii) to the effect set forth in Sections 7(f) and 7(r) and (iii) if the Registration Statement has been declared effective at or prior to the Closing Date, confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the information set forth therein is true and correct.

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(t)            Bankruptcy Court Approval. The Registration Rights Agreement shall have been approved by the Bankruptcy Court in a final order and shall have been executed by the parties thereto in substantially the same form as the forms thereof filed with the Bankruptcy Court.

(u)           Fees, Etc. All fees and other amounts required to be paid or reimbursed to the Investor as of the Closing Date shall have been paid or reimbursed.

8.             Indemnification.

(a)           Subject to the approval of this Agreement by the Bankruptcy Court, whether or not the Rights Offering is consummated or this Agreement or the Backstop Commitment is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Investor and Ultimate Purchasers, their respective affiliates and their respective officers, directors, employees, agents and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding with respect to the Rights Offering, the Backstop Commitment, the Transaction Documents, the Registration Statement or the Prospectus or the transactions contemplated thereby, including without limitation, payment of the Transaction Expenses, Backstop Fee or Termination Fee, if any, distribution of Rights, purchase and sale of Shares in the Rights Offering and purchase and sale of ECA Shares pursuant to this Agreement, or any breach of the Company of this Agreement or the Registration Rights Agreement, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from (i) bad faith, gross negligence or willful misconduct on the part of such Indemnified Person or (ii) statements or omissions in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to the Investor or the Ultimate Purchaser furnished to the Company in writing by or on behalf of the Investor or the Ultimate Purchaser expressly for use in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto or (iii) any statement or omission in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto that is corrected in any subsequent prospectus that was delivered to the Investor or the Ultimate Purchaser at least two Business Days prior to the relevant sale or sales by the Investor or Ultimate Purchaser. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is

27

appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the sale of Shares and Purchased Shares contemplated by this Agreement bears to (ii) the fee paid or proposed to be paid to the Investor in connection with such sale plus the difference between the price paid by the Investor for the purchase of the Purchased Shares and the market value of the Purchased Shares on the Closing Date. The Indemnifying Party also agrees that no Indemnified Person shall have any liability based on their exclusive or contributory negligence or otherwise to the Indemnifying Party, any person asserting claims on behalf of or in right of any of the Indemnifying Party, or any other person in connection with or as a result of the Rights Offering, the Backstop Commitment, the Transaction Documents, the Registration Statement, the Prospectus or the transactions contemplated thereby, except as to any Indemnified Person to the extent that any losses, claims, damages, liability or expenses incurred by the Company are finally judicially determined to have resulted from (i) bad faith, gross negligence or willful misconduct of such Indemnified Person in performing the services that are the subject of this Agreement or the Registration Rights Agreement or (ii) statements or omissions in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to the Investor or the Ultimate Purchaser furnished to the Company in writing by or on behalf of the Investor or the Ultimate Purchaser expressly for use in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto or (iii) any statement or omission in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto that is corrected in any subsequent prospectus that was delivered to the Investor or the Ultimate Purchaser at least two Business Days prior to the relevant sale or sales by the Investor or Ultimate Purchaser; provided, however, that in no event shall an Indemnified Person or such other parties have any liability for any indirect, consequential or punitive damages in connection with or as a result of any of their activities related to the foregoing. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 8 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

(b)           Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, litigation, investigation or proceeding relating to the Transaction Documents, the Registration Statement, the Prospectus or any of the transactions contemplated thereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the

28

omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 8. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by Investor, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c)           The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 8. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and

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(b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

9.             Survival of Representations and Warranties, Etc. Notwithstanding any investigation at any time made by or on behalf of any party hereto, all representations, warranties and covenants made in this Agreement will survive the execution and delivery of this Agreement and the Closing Date, except that the representations and warranties made in Sections 3(n), (o) (p), (r), (s) and (w)-(z) will only survive for a period of three (3) years after the Closing Date.

10.           Termination.

(a)           This Agreement shall automatically terminate:

(i)            If the Company has not filed the Agreement Motion with the bankruptcy Court by February 15, 2007;

(ii)           If the Bankruptcy Court has not entered the Agreement Order by March 30, 2007, but in no event later than the date the Bankruptcy Court approved the Disclosure Statement; or

(iii)          If the purchase and sale contemplated by Section 2(a) have not occurred by June 30, 2007.

(b)           The Investor may terminate this Agreement:

(i)            If the Backstop Fee has not been paid by the first Business Day after the tenth day following the entry of the Agreement Order;

(ii)           If any Expiration Time Fee has not been paid as required by Section 1(g);

(iii)          Upon the failure of any of the conditions set forth in Section 7 to be satisfied, which failure is incapable of cure by June 30, 2007;

(iv)          If the Company makes a public announcement, enters into an agreement or files any pleading or document with the Bankruptcy Court evidencing its intention to support, or otherwise supports, any Competing Transaction; or

(v)           If there shall have occurred any act of terrorism, or a credible threat, attempt or conspiracy with respect to an act of terrorism, relating to a major commercial airport in the United States, Western Europe or on the Company’s route system or with respect to a United States, Western European or Asian commercial aircraft on the Company’s route system, which act, threat, attempt or conspiracy causes the Federal Aviation Administration (or other applicable non-U.S. regulatory entity) to (i) close any major United States, Western European or Asian commercial airport on the

30

Company’s route system for a period of at least 48 hours, (ii) ground United States domestic commercial flights for a period of at least 48 hours or (iii) ground Northwest Airlines commercial flights for a period of at least 48 hours, and the Investor concludes in its reasonable judgment that it is inadvisable to proceed with the purchase of the ECA Shares or the reoffer thereof.

(c)           The Company may terminate this Agreement at any time prior to the entry of the Agreement Order, by giving written notice to the Investor of its determination not to proceed with the transactions contemplated hereby, whereupon this Agreement will terminate.

(d)           If this Agreement is terminated by the Company pursuant to Section 10(c), or if this Agreement terminated automatically pursuant to Section 10(a)(i) or (ii) and at the time of such termination the Investor is in compliance in all material respects with its obligations under this Agreement, then, subject to the approval of the Bankruptcy Court, the Company shall pay the Investor $7,500,000 (the “Termination Fee”), and, in any event, the Company shall pay to the Investor any Transaction Expenses and any other amounts certified by the Investor to be due and payable hereunder that have not been paid theretofore. Payment of the amounts due under this Section 10(d) will be made by wire transfer of immediately available funds to the account or accounts specified by the Investor at least 24 hours in advance to the Company. The provision for the payment of the Termination Fee is an integral part of the transactions contemplated by this Agreement, and without this provision the Investor would not have entered into this Agreement and shall, subject to the approval of the Bankruptcy Court, constitute an administrative expense of the Company under section 364(c)(1) of the Bankruptcy Code. Accordingly, if payment shall become due and payable pursuant to this Section, and suit is commenced which results in a final judgment against the Company no longer subject to appeal, the Company shall pay to the Investor its costs and expenses, including attorneys’ fees, in connection with collecting or enforcing its rights and remedies hereunder.

(e)           In no event will the Termination Fee, if any, be refundable upon termination of this Agreement pursuant to this Section 10.

(f)            Upon termination under this Section 10, the covenants and agreements made by the parties herein under Sections 1(g), 2(b), 2(c), 8, 9, 10(d) and 11 through 19 will survive indefinitely in accordance with their terms.

11.           Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

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(a)           If to Investor, to:

(i)            J.P. Morgan Securities Inc.

c/o JPMorgan Chase Bank, N.A.
270 Park Avenue, 17th Floor
New York, New York 10017
Attention: Neelima Veluvolu
Telephone: (212) 270-2150
Telecopy No. (646)-792-3855
neelima.veluvolu@jpmorgan.com

and

J.P. Morgan Securities Inc.
c/o JPMorgan Chase Bank, N.A.
270 Park Avenue, 17th Floor
New York, New York 10017
Attention: Karoline Kane
Telephone: (212) 270-0033
Telecopy No. (646)-792-3855
Karoline.kane2@jpmchase.com

with copies to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attention:	Gerald S.Tanenbaum
Stephen A. Greene
Fax: (212) 269-5420

and to:

Cronin & Vris, LLP
380 Madison Avenue, 24th Floor
New York, New York 10017
Attention:	Denis F. Cronin
Jane Lee Vris
Fax: (212) 883-1314

(b)           If to the Company, to:

Northwest Airlines Corporation
2700 Lone Oak Parkway

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Eagan, Minnesota 55121
Attention:	Neal Cohen
Executive Vice President and Chief Financial Officer
Fax: (612) 72-4041

Attention: Michael Miller
Vice President—Law and Secretary
Fax: (612) 726-7123

with a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Dennis J. Block
Fax: (212)-504-6666

12.           Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Notwithstanding the previous sentence, this Agreement, or the Investor’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Investor to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Investor over which the Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided, that any such assignee assumes the obligations of the Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Investor. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Investor of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in the sixth paragraph of this Agreement and the last sentence of Section 2(a) with respect to Ultimate Purchasers, and except as provided in Section 8 with respect to the Indemnified Parties, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Notwithstanding the foregoing, the Investor may direct the Company, by notice given to the Company at least one Business Day prior to the Closing Date, to deliver the number of ECA Shares to be purchased by an Ultimate Purchaser to such Ultimate Purchaser, in which case payment for such ECA Shares will be made directly to the Company by such Ultimate Purchaser; provided that in no such case shall the Investor be relieved of its obligation to pay for such ECA Shares in the event the Ultimate Purchaser does not so pay, and no Ultimate Purchaser shall obtain any rights of the Investor under this Agreement. Notwithstanding the foregoing or any other provisions hereof, the Investor may not assign any of its rights or obligations under this Agreement to the extent such assignment would violate applicable securities laws.

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13.           Prior Negotiations; Entire Agreement. This Agreement (including the exhibits hereto and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

14.           GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

15.           Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

16.           Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance, and subject, to the extent required, to the approval of the Bankruptcy Court. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

17.           Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

18.           Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

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19.           Guarantee of Company Obligations. All obligations of the Company hereunder are hereby unconditionally guaranteed by Northwest Airlines, Inc., a Minnesota corporation (the “Guarantor”).

[Signature Page Follows]

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof will constitute a binding agreement between you and (subject to the approval of the Bankruptcy Court) the Company and the Guarantor.

Very truly yours,

NORTHWEST AIRLINES CORPORATION

		By:		/s/ Neal Cohen
Name: Neal Cohen
			Title:	Executive Vice President and
Chief Financial Officer

NORTHWEST AIRLINES, INC.,
as Guarantor

		By:		/s/ Neal Cohen
Name: Neal Cohen
			Title:	Executive Vice President and
Chief Financial Officer

Accepted as of the date hereof:

J.P. MORGAN SECURITIES INC.

By:	/s/ John Abate
Name: John Abate
Title: Managing Director

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Exhibit A

Term Sheet

Key parameters:                                  Disclosure Statement

The Disclosure Statement (as defined in Section 5(b) of the Equity Commitment Agreement (the “ECA”)) shall:

•          be consistent with the Business Plan (as defined in Section 3(w) of the ECA);

•          reflect EBITDARF in excess of $5.4 billion for fiscal year 2007;

•          not be inconsistent with the conditions to confirmation, and the effectiveness of the Amended Plan and any waivers of such conditions shall not be inconsistent with the provisions of the ECA and this Term Sheet;

•          not differ in any material respect from the draft Disclosure Statement provided to the Investor on February 9, 2007.

Financial Conditions to Closing

•          Pro forma unrestricted Cash Liquidity at emergence must be greater than $2.0 billion.

•          The sum of Company (i) Indebtedness; (ii) 1-year forward GAAP aircraft rents multiplied by 7.0; and (iii) preferred equity must not exceed $9.5 billion, on a consolidated basis, at emergence.

•          The fully diluted share count at the Closing Date after giving effect to the sale of the ECA Shares shall not exceed 271,977,778 unless the Company sells up to $150 million of shares to the Third Party Purchaser for an amount not less than the Purchase Price, which when included implies an aggregate share count that shall not exceed 277,533,333.

•          The Company will use the net proceeds from the sale of the ECA Shares for general corporate purposes.

•          The Final Agreement Order will provide for the release and exculpation of the Investor and the Ultimate Purchasers and their affiliates, representatives and advisors as set forth in Section 5(a) of the ECA.

Fully diluted share count parameters:

	Share count
• Pre offering	244,200,000	(1)
• Sale of ECA Shares	27,777,778
• Pro forma total	271,977,778	(1)

(1) Both the pre-offering total share count of 244,200,000 (which is available to unsecured creditors under the Amended Plan and to employees, management and directors as stock grants) and the pro forma total share count of 271,977,778 include shares to be issued on the Effective Date pursuant to the Amended Plan plus “Calculated Option Shares” issued or issuable as of such date.

“Calculated Option Shares” means all shares issued or issuable pursuant to options (not to include options granted to employees, management and directors of the Company, which are addressed below), warrants and convertible or exchangeable securities, and the number of Calculated Option Shares shall be determined by dividing (i) the aggregate Black-Scholes Formula valuation (using the average 100 day trailing volatility for publicly traded mainline carriers including AMR Corporation, US Airways Group, Inc., Continental Airlines, Inc. and UAL Corporation, to the extent that it is publicly traded on the NYSE or NASDAQ at the time of calculation) of all of such options, warrants and convertible or exchangeable securities by (ii) $30.00.

Neither the pre-offering total share count nor the pro forma total share count includes (i) up to $150,000,000 of New Common Stock that may be issued to a Third Party Purchaser at a price not less than $27.00 per share and (ii) shares underlying options granted to employees, management and directors of the Company, which shall be issued with market strike prices.

Definitions:                                                     •   Capitalized undefined terms have the meanings set forth in the Equity Commitment Agreement.

•          “Cash Liquidity” means, at any time, the sum of (a) unrestricted cash and cash equivalents of the Company and its Subsidiaries at such time and (b) unrestricted short-term investments of the Company and its Subsidiaries at such time.

•          “EBITDARF” means, for any period, without duplication, the consolidated operating income of the Company and its Subsidiaries for such period (calculated in accordance with GAAP and in a manner consistent with the consolidated financial statements of the Company and its Subsidiaries) plus:

(i) consolidated aircraft operating rental expenses of the Company and its Subsidiaries that were deducted in arriving at the amount of such consolidated operating income for such period;

(ii) amortization and depreciation that were deducted in arriving at the amount of such consolidated operating income for such period;

(iii) interest income of the Company and its Subsidiaries during such period;

(iv) all government reimbursements in cash received during such period for losses incurred as a result of developments affecting the aviation industry (including, without limitation, terrorist acts and epidemic diseases);

(v) any non-recurring non-cash charges of the Company and its Subsidiaries recorded during such period (excluding any such charge incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period), all as determined on a consolidated basis in accordance with GAAP; provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges (excluding any such charge incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted in calculating EBITDARF in the period when such payments are made;

(vi) non-cash non-recurring charges during such period resulting from the Company’s fleet restructuring and professional fees and other direct bankruptcy costs related to the Proceedings; provided, however, that cash payments made in such period or in any future period in respect of such noncash charges (excluding any such charge incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted in calculating EBITDARF in the period when such payments are made, and provided further that EBITDARF shall be calculated without giving effect to any acceleration of flight equipment rental expense after the Closing Date required as a result of the Company’s decision to remove an aircraft or aircraft class from the operating fleet of the Company; and

(vii) mainline fuel expenses for such period, consistent with the “Aircraft, fuel and taxes” line item of the Company’s regulatory filings, not to include regional carrier fuel expenses.

•          “Indebtedness” means, as to any person, without duplication:

(i) all indebtedness (including principal, interest, fees and charges) of such person for borrowed money or for the deferred purchase price of property or services but excluding trade accounts payable and accrued expenses incurred in the ordinary course of business;

(ii) all indebtedness of the types described in clause (i), (iii) or (iv) of this definition secured by any lien on any property owned by such person, whether or not such indebtedness has been assumed by such person (to the extent of the value of the respective property);

(iii) capital lease obligations; and

(iv) all hedging obligations under any interest rate protection agreement.

•          “Subsidiary” means (i) any corporation more than 50% of whose stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such person and/or one or more Subsidiaries of such person has more than a 50% equity interest at the time; provided, however, that LAX Two Corp. and its Subsidiaries shall be deemed not to be Subsidiaries of the Company or any of its Subsidiaries for purposes of this Term Sheet.

2

Exhibit B

Registration Rights Agreement:

(i) all shares of New Common Stock acquired pursuant to the Equity Commitment Agreement by the Investors, the Ultimate Purchasers and their successors, assigns and transferees (collectively, “Holders”) on the Closing Date and all shares of New Common Stock acquired pursuant to the Amended Plan, to the extent such shares are required to be registered under the Securities Act in connection with the resale thereof, shall constitute “registrable securities”;

(ii) the initial shelf registration statement shall be kept effective until two years after the later of the date on which it becomes effective and the Closing Date;

(iii) in addition to such initial shelf registration statement, the Holders shall have unlimited demand and piggyback registration rights (subject to reasonable minimum amounts to be included in any demand);

(iv) the Company shall provide reasonable cooperation and assistance of the type described in a registration rights agreement for registered offerings if any of the Holders elects to sell its shares pursuant to a private placement or similar transaction (including providing due diligence access);

(v) provide for underwritten offerings; and

(vi) representations and warranties and indemnities and contribution of the type made in a customary underwriting agreements for an underwritten public offering.

Schedule 2.2

Postpetition Aircraft Purchase and Lease Obligations

Final Order	Date Entered	Docket No.

Order Authorizing Debtor Northwest Airlines, Inc. To (I) Obtain Postpetition Financing And Grant Security Interests And Liens With Respect Thereto, (II) Use Cash Collateral To Repay Certain Prepetition Loans, (III) Amend And Perform Under Certain Prepetition Loans, (IV) Assume Aircraft Purchase Agreement, (V) Settle Claims, (VI) Implement All Other Aspects Of Agreement With Boeing, And (VII) File Agreements Under Seal

	11/08/2006	(Docket No. 3900)

Order Authorizing Debtor Northwest Airlines, Inc. To (I) Amend And Assume Engine Agreements With Rolls-Royce, (II) Obtain Postpetition Financing For Predelivery Payments On Boeing 787 Aircraft And Grant Security Interests With Respect Thereto, (III) Implement All Other Aspects Of Agreement With Rolls-Royce, (IV) File Redacted Motion, And (V) File Agreements Under Seal

	11/08/2006	(Docket No. 3898)

Order Pursuant To Sections 107, 363, 364, 365 And 1110 Of The Bankruptcy Code Authorizing Debtors Northwest Airlines Corporation And Northwest Airlines, Inc. To (I) Implement Certain Restructuring Agreements And Transactions With General Electric Capital Corporation And Certain Of Its Affiliates, Export Development Canada, Her Majesty In Right Of Canada, And Bombardier Inc. Regarding Certain Bombardier CRJ200/440 And Other Aircraft, (II) Purchase New Bombardier CRJ900 Aircraft And Obtain Secured Financing In Connection Therewith, And (III) File Agreements Under Seal

	10/26/2006	(Docket No. 3799)

Order Pursuant To Sections 107, 363, And 364 Of The Bankruptcy Code Authorizing Debtors Northwest Airlines Corporation And Northwest Airlines, Inc. To Purchase New Embraer 175 Aircraft And Spare Engines, Obtain Secured Financing, And File Agreements Under Seal

	10/26/2006	(Docket No. 3798)

Order Pursuant To Sections 107, 363, 364 And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Restructuring Transactions And Agreements With DVB Bank AG, HSH Nordbank AG And Ing Bank N.V. Regarding Aircraft N552NW And N555NW, And To File Redacted Term Sheet

	8/28/2006	(Docket No. 3407)

Order Pursuant To Sections 107, 363, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Restructuring Transactions And Agreements With Ing Capital LLC Regarding Aircraft N556NW, And To File Redacted Term Sheet

	8/28/2006	(Docket No. 3406)

Order Pursuant To Sections 107, 363, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Restructuring Transactions And Agreements With Bayerische Landesbank And DVB Bank Ag Regarding Aircraft N557NW, And To File Redacted Term Sheet

	8/28/2006	(Docket No. 3417)

Order Pursuant To Sections 107, 363, 364 And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Restructuring Transactions And Agreements With DVB Bank Ag Regarding Aircraft N357NB, And To File Redacted Term Sheet

	8/28/2006	(Docket No. 3408)

Final Order	Date Entered	Docket No.

Order Approving Form Of Post-Petition Financing Documents With Airbus Entities	8/28/2006	(Docket No. 3413)

Order Pursuant To Sections 105(A), 107, 363, 364 And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Restructuring Transactions And Agreements With Halifax Plc Regarding Aircraft N550NW, N551NW, N554NW, N583NW And N584NW, And To File Redacted Term Sheet

	7/10/2006	(Docket No. 3044)

Order Pursuant To Sections 105(A) And 363(B) Of The Bankruptcy Code Approving Agreement With General Electric Capital Corporation Relating To Aircraft N665US	7/10/2006	(Docket No. 3043)

Amended Order Approving Mortgage Loan Facilities With General Electric Company And Safran (N309US, N310NW, N331NW, N332NW, N333NW, AND N334NW)	5/24/2006	(Docket No. 2623)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Rejection Of An Existing Lease And Entry Into A New Lease, Regarding Boeing B757-251 Aircraft N526US

	5/23/2006	(Docket No. 2608)

Order Pursuant To Sections 105(A), 363, 364, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtors Northwest Airlines Corporation And Northwest Airlines, Inc. To Implement Certain Transactions, Including Rejection Of Existing Leases And Entry Into New Leases Or Mortgage Financings, With Respect To Aircraft Subject To Northwest 1999-1 EETC Transaction

	4/13/2006	(Docket No. 2405)

Order Pursuant To Sections 107, 363(B) And 365 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Enter Into And Perform Purchase Agreement For Aircraft N517US, And To File Redacted Purchase Agreement

	4/13/2006	(Docket No. 2409)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing B757-251 Aircraft N531US

	4/12/2006	(Docket No. 2396)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Rejection Of An Existing Lease And Entry Into A New Lease, Regarding Boeing B747-451 Aircraft N661US

	3/23/2006	(Docket No. 2306)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing B747-249F Aircraft N643NW

	3/09/2006	(Docket No. 2248)

Order Pursuant To Sections 107, 363(B) 365, And 1110 Of The Bankruptcy Code Authorizing Debtor Northwest Airlines, Inc. To Enter Into And Perform Purchase Agreement And Reject Lease For Aircraft N630US, And To File Redacted Purchase Agreement

	3/09/2006	(Docket No. 2247)

Order Pursuant To Sections 105(A), 107, 363, 364 And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Restructuring Transactions And Agreements With ABN Amro Bank N.V. Regarding Aircraft N507US, N528US, N529US And N530US, And To File Redacted Term Sheet And Financing Agreements

	3/08/2006	(Docket No. 2242)

2

Final Order	Date Entered	Docket No.

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing B747-251f Aircraft N640US

	3/06/2006	(Docket No. 2223)

Order Pursuant To Sections 105(A), 107, 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing B747-212F Aircraft N644NW, And To File Redacted Term Sheet

	2/16/2006	(Docket No. 2112)

Order Pursuant To Sections 105(A), 363, 364, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtors Northwest Airlines Corporation And Northwest Airlines, Inc. To Implement Certain Transactions, Including Rejection Of Existing Leases And Entry Into New Leases Or Mortgage Financings, With Respect To Aircraft Subject To Northwest 1996-1 EETC Transaction

	2/16/2006	(Docket No. 2116)

Order Pursuant To Sections 105(A), 363, 364 And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Restructuring Transactions And Agreements With General Electric Company And Safran Regarding Term Loan And Aircraft N309US, N310NW, N331NW, N332NW, N333NW, N334NW, N367NB And N378NW, And To File Redacted Term Sheet

	1/31/2006	(Docket No. 1951)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing B757-251 Aircraft N525US

	1/31/2006	(Docket No. 1947)

Order Pursuant To Sections 105(A), 107, 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rules 9018 And 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Entry Into Amended Leases, Regarding Certain Saab Aircraft, And To File Redacted Term Sheet

	1/31/2006	(Docket No. 1950)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Rejection Of An Existing Lease And Entry Into A New Lease, Regarding Boeing B747-251F Aircraft N639US

	1/31/2006	(Docket No. 1946)

Order Pursuant To Sections 105(A), 361, 362, 363 And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing Debtor Northwest Airlines, Inc. To Enter Into Restructured Financing Agreements Regarding Four Boeing B747-200 Aircraft (N631NW, N632NW, N645NW And N646NW) And To Settle Claims And Disputes Relating Thereto

	1/11/2006	(Docket No. 1751)

Order Authorizing Debtor Northwest Airlines, Inc. To (I) Obtain Postpetition Financing And Grant Security Interests And Liens With Respect Thereto, (II) Assume Certain Amended Sublease And Purchase Agreements, (III) Use Cash Collateral To Purchase And Lease Aircraft, (IV) Implement All Other Aspects Of Term Sheet And (V) File Agreements Under Seal

	12/22/2005	(Docket No. 1529)

Order Authorizing Debtor Northwest Airlines, Inc. To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing B757-200 Aircraft N527US	12/22/2005	(Docket No. 1524)

Order Pursuant To 11 U.S.C. §§ 105(A), 107(B), 362, 363, 364, 365, 503, 1110 And Fed. R. Bankr. P. 9019 Authorizing Northwest Airlines, Inc. To Enter Into A Term Sheet With UT Finance Corporation, UT-N676NW (II), Inc., And United Technologies Corporation, Acting Through Its Pratt & Whitney Division Providing For Restructuring Of Existing Aircraft Financings And Debtor-In-Possession And Post-Emergence Financing Of New Aircraft And Engines And To File Agreements Under Seal

	12/22/2005	(Docket No. 1523)

3

Final Order	Date Entered	Docket No.

Order Authorizing Northwest Airlines, Inc. To Implement Certain Transactions, Including Entry Into And Assumption Of Amended Leases For Aircraft N312US, N313US, N314US, N315US, N316US, N317US, N318US, N319US & N320US

	12/22/2005	(Docket No. 1526)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing The Debtors To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing 757-251 Aircraft N518US

	12/22/2005	(Docket No. 1527)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing The Debtors To Implement Certain Transactions, Including Entry Into Amended Leases, Regarding Boeing 757-251 Aircraft N522US & N523US

	12/22/2005	(Docket No. 1528)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing The Debtors To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Airbus A320-211 Aircraft N342NW

	12/15/2005	(Docket No. 1463)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing The Debtors To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Airbus A320-212 Aircraft N338NW

	12/15/2005	(Docket No. 1466)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing The Debtors To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing 747-251b Aircraft N638US

	12/15/2005	(Docket No. 1457)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing The Debtors To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing 747-451 Aircraft N663US

	12/15/2005	(Docket No. 1456)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing The Debtors To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing 747-451 Aircraft N666US

	12/15/2005	(Docket No. 1461)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing The Debtors To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing 747-451 Aircraft N664US

	12/15/2005	(Docket No. 1459)

Order Pursuant To Sections 105(A), 363, 365, And 1110 Of The Bankruptcy Code And Bankruptcy Rule 9019 Authorizing The Debtors To Implement Certain Transactions, Including Entry Into An Amended Lease, Regarding Boeing 747-451 Aircraft N665US

	12/15/2005	(Docket No. 1458)

4

Schedule 4.2

1110(a) Aircraft Secured Claims

Creditor Name	Projected Outstanding Amount as of April 30, 2007(1)	Treatment
Cargill Financial Services International, Inc. [N304US]	$1,769,280.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Marubeni America Coporation [N305US]	$868,571.42

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N314NB	$17,617,263.15

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N315NB	$19,153,359.68

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N316NB	$19,141,870.44

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N317NB	$19,240,619.36

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N318NB	$19,240,619.36

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N319NB	$19,473,714.26

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N320NB	$19,532,713.50

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N321NB	$20,011,009.13

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N322NB	$19,924,110.26

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

(1) Subject to adjustment.

1

Creditor Name	Projected Outstanding Amount as of April 30, 2007(1)	Treatment
U.S. Bank National Association, As Trustee with respect to aircraft N323NB	$19,953,802.65

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N324NB	$19,953,802.65

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N325NB	$19,854,921.16

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N326NB	$19,854,921.16

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N327NB	$19,819,727.21

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N328NB	$21,525,000.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N329NB	$20,253,070.18

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N330NB	$21,004,654.73

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N331NB	$20,950,412.22

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N332NB	$20,467,150.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N333NB	$20,227,188.22

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N334NB	$30,676,365.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N335NB	$30,676,365.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Creditor Name	Projected Outstanding Amount as of April 30, 2007(1)	Treatment
U.S. Bank National Association, As Trustee with respect to aircraft N336NB	$30,741,199.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N337NB	$30,741,199.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N338NB	$30,805,754.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N339NB	$30,805,754.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N340NB	$18,805,321.19

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N341NB	$30,887,130.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N342NB	$19,645,827.22

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N343NB	$31,018,022.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N344NB	$19,717,526.88

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N345NB	$31,083,574.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N346NB	$20,479,754.30

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N347NB	$20,479,754.30

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N348NB	$20,541,090.12

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Creditor Name	Projected Outstanding Amount as of April 30, 2007(1)	Treatment
U.S. Bank National Association, As Trustee with respect to aircraft N349NB	$20,541,090.16

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N350NB	$19,912,500.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N351NB	$19,912,500.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N351NW	$17,284,260.36

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N352NB	$19,801,359.91

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N352NW	$16,541,321.30

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N353NB	$20,541,090.16

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N353NW	$16,541,321.30

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N354NB	$20,580,474.82

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N354NW	$16,541,321.30

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N355NB	$20,602,426.04

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N355NW	$16,541,321.30

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N356NB	$20,700,000.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Creditor Name	Projected Outstanding Amount as of April 30, 2007(1)	Treatment
U.S. Bank National Association, As Trustee with respect to aircraft N356NW	$17,284,260.36

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N357NW	$17,284,260.36

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N358NB	$23,738,404.92

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N358NW	$17,284,260.36

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N359NB	$23,723,802.37

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N359NW	$17,632,627.98

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N360NB	$17,397,035.26

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N360NW	$17,632,627.98

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N361NB	$23,164,387.75

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N361NW	$17,632,627.98

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N362NB	$23,238,376.27

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Creditor Name	Projected Outstanding Amount as of April 30, 2007(1)	Treatment
U.S. Bank National Association, As Trustee with respect to aircraft N362NW	$17,632,627.98

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N363NB	$23,238,376.27

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N363NW	$17,632,627.98

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N364NB	$23,921,848.60

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N365NB	$24,089,822.78

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N366NB	$23,932,683.84

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N368NB	$24,028,623.59

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N369NB	$19,581,160.42

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N370NB	$20,766,416.53

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N371NW	$24,303,673.91

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Q319-1-2369, LLC [N372NB]	$26,718,647.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N372NW	$33,510,915.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Q-319-1-2373, LLC [N373NB]	$26,714,216.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N373NW	$33,590,068.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Q319-1-2464, LLC [N374NB]	$27,534,378.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Creditor Name	Projected Outstanding Amount as of April 30, 2007(1)	Treatment
U.S. Bank National Association, As Trustee with respect to aircraft N374NW	$33,590,068.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Q319-1-2474, LLC [N375NB]	$27,534,378.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N375NC	$35,394,566.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N376NW	$35,469,801.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N553NW	$28,541,666.63

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N581NW	$31,295,866.29

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N582NW	$28,925,505.47

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N585NW	$31,389,484.45

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N586NW	$35,003,634.37

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N587NW	$35,876,026.92

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N589NW	$35,600,944.27

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N590NW	$37,987,248.52

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N595NW	$35,518,140.20

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Creditor Name	Projected Outstanding Amount as of April 30, 2007(1)	Treatment
U.S. Bank National Association, As Trustee with respect to aircraft N596NW	$31,819,343.02

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N675NW	$121,738,456.99

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N801NW	$62,835,163.11

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N802NW	$61,743,011.61

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Merrill Lynch Credit Products, LLC [N803NW]	$77,102,359.41

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

U.S. Bank National Association, As Trustee with respect to aircraft N805NW	$56,369,289.10

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Merrill Lynch Credit Products, LLC [N855NW]	$69,532,709.00

The maturity will be reinstated as such maturity existed before default in accordance with section 1124(2)(B) of the Bankruptcy Code and paid in accordance with the terms of the applicable loan agreements. The Claimants will retain their security interests on the Aircraft Equipment which secure their respective claims.

Schedule 4.3

Restructured Aircraft Secured Claims

Creditor Name	Projected Outstanding Amount as of April 30, 2007	Treatment
Airbus Financial Services [Term Loan]	$137,634,166.62	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Q330-3-674-690, LLC [N810NW]	$85,748,687.00	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Q330-3-674-690, LLC [N811NW]	$86,825,990.00	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Credit Industriel Et Commercial [N367NB]	$20,706,216.00	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Credit Industriel Et Commercial [N378NW]	$25,786,141.53	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N357NB	$20,616,879.93	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N552NW	$29,862,915.32	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N555NW	$29,892,891.98	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N556NW	$30,084,966.32	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N557NW	$27,734,090.64	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
General Electric Company and Safran [$125 million Variable Rate Guaranteed Notes due December 22, 2009]	$75,956,911.09	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Special Value Opportunities Fund, LLC, as Lender, Special Value Expansion Fund, LLC, as Lender, and U.S. Bank National Association, as Security Trustee with respect to aircraft N631NW	$7,416,220.29	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Special Value Opportunities Fund, LLC, as Lender, Special Value Expansion Fund, LLC, as Lender, and U.S. Bank National Association, as Security Trustee with respect to aircraft N632NW	$20,238,411.30	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Special Value Opportunities Fund, LLC, as Lender, Special Value Expansion Fund, LLC, as Lender, and U.S. Bank National Association, as Security Trustee with respect to aircraft N645NW	$18,972,471.69	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Special Value Opportunities Fund, LLC, as Lender, Special Value Expansion	$18,972,471.69	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.

1

Creditor Name	Projected Outstanding Amount as of April 30, 2007	Treatment
Fund, LLC, as Lender, and U.S. Bank National Association, as Security Trustee with respect to aircraft N646NW
Halifax plc, as Lender, and State Street Bank and Trust Company, as Security Trustee with respect to aircraft N550NW	$27,989,542.81	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Halifax plc, as Lender, and State Street Bank and Trust Company, as Security Trustee with respect to aircraft N551NW	$28,169,200.00	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Halifax plc, as Lender, and State Street Bank and Trust Company, as Security Trustee with respect to aircraft N554NW	$28,401,257.08	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Halifax plc, as Lender, and State Street Bank and Trust Company, as Security Trustee with respect to aircraft N583NW	$35,022,573.79	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Halifax plc, as Lender, and State Street Bank and Trust Company, as Security Trustee with respect to aircraft N584NW	$35,086,187.58	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N804NW	$70,793,683.95	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N591NW	$34,087,090.66	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N592NW	$34,087,090.66	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N593NW	$33,770,535.08	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, As Trustee with respect to aircraft N667US, N668US, N670US	$81,249,999.88	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, as Indenture Trustee, Kreditanstalt Fur Wiederaufbau, as Loan Participant with respect to aircraft N331NW	$15,191,155.08	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, as Indenture Trustee, Kreditanstalt Fur Wiederaufbau, as Loan Participant with respect to aircraft N332NW	$15,191,155.08	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
U.S. Bank National Association, as Indenture Trustee, Kreditanstalt Fur	$15,191,155.08	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.

Creditor Name	Projected Outstanding Amount as of April 30, 2007	Treatment
Wiederaufbau, as Loan Participant with respect to aircraft N333NW
U.S. Bank National Association, as Indenture Trustee, Kreditanstalt Fur Wiederaufbau, as Loan Participant with respect to aircraft N334NW	$14,361,567.04	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
UT Finance Corporation as Lender, and U.S. Bank National Association, as Security Trustee with respect to aircraft N588NW	$32,637,402.01	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
UT Finance Corporation as Lender, and U.S. Bank National Association, as Security Trustee with respect to aircraft N594NW	$33,649,283.19	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
UT Finance Corporation as Lender, and U.S. Bank National Association, as Security Trustee with respect to aircraft N808NW	$73,621,318.76	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
UT Finance Corporation as Lender, and U.S. Bank National Association, as Security Trustee with respect to aircraft N854NW	$64,145,185.92	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
UT Finance Corporation as Lender, and U.S. Bank National Association, as Security Trustee with respect to aircraft N809NW	$78,091,214.73	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.
Boeing Capital Loan Corporation As Administrative Agent And U.S. Bank National Association In Its Individual Capacity And As Security Trustee with respect to aircraft N508US, N509US, N511US, N512US, N513US, N514US, N515US, N521US, N311US, N8933E, and N8932E, and certain spare engines and spare aircraft parts	$34,854,000.00	Treated in accordance with the applicable restructuring agreement and the Final Order that approved such agreement.

Schedule 4.5(1)

Other Secured Claims

Consolidated Debtors Class 1C

Creditor Name	Claim Amount	Treatment
Metropolitan Airports Commission	$89,900,000

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

U.S. Bank National Association ND	$131,370,282

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Commissioner Of Finance Of The State Of Minnesota	$37,126,650

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Goodrich Corporation	$1,323,514

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Chromalloy Gas Turbine Corporation, Et Al	$39,200

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Aerothrust Corporation	$22,888

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Office Of The Commissioner Of Iron Range Resources	$892,766

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

State Of Md, Dept Of Business & Economic	$610,856

The claim is hereby allowed in the aggregate principal amount of $610,856 plus all accrued but unpaid interest thereon and any fees, expenses, or other charges reimbursable under the terms of Northwest’s agreements with the State of Maryland.

Champion Air	$401,538

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Lufthansa	$315,202

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim

(1) This schedule is subject to further amendment.

Creditor Name	Claim Amount	Treatment
Technik Ag; Lufthansa Technik Tulsa, Cor

to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

City Of Philadelphia Aviation Division	$240,811

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Air Bp, A Division Of Bp Products North America In	$229,546

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Kilroy Realty, L.P.	$169,560

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Bosfuel Corporation	$163,526

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Skies America Int’l. Publishing	$41,415

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

City Of Austin	$96,307

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Unison Industries, LLC	$925

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

SEATAC Fuel Facilities, LLC	$123,467

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Bp West Coast Products, LLC	$112,410

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Citicorp USA, Inc.	$100,000

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Teledyne Controls	$18,520

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured

2

Creditor Name	Claim Amount	Treatment

Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Tucson Airport Authority	$44,830

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Equilon Enterprises Llc D/B/A Shell Oil Products U	$64,920

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Century Travel Service	$20,000

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Asig - Hookers Point	$51,878

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Perkins Coie Llp	$15,000

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Sovereign Bank Financing Agreement	$45,448

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Macquarie Aviation North American 2, Inc.	$43,647

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Laxfuel Corporation	$38,987

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Telogy Inc	$31,655

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Asig - Denver	$25,070

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Transamerica Vendor	$30,145

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other

3

Creditor Name	Claim Amount	Treatment

Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Expeditors International Of Washington, Inc.	$29,588

The Claim, to the extent undisputed, will be paid by the Debtors in the ordinary course of business pursuant to the authority granted to the Debtors under the Customer Programs Order and under the Stipulated Order Authorizing Expeditors International of Washington, Inc. to Set Off Certain Obligations, dated August 7, 2006. To the extent there is a dispute regarding the proper amount of the Claim or any portion thereof, the Debtors and Expeditors will work together to resolve such dispute in accordance with applicable contracts or industry custom and, absent a consensual resolution thereof, will submit the dispute to the Bankruptcy Court for resolution.

Asig - Orlando	$27,202

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Bbc Van Service Inc	$516

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Asig - Portland	$20,750

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

GE Engine Services Distribution, LLC	$9,576

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Iad Fuels Llc	$14,004

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Asig - Pittsburgh	$13,667

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

General Electric Company	$5,156

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Nmhg Financial Services	$12,531

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Angel Travels	$2,000

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Asig - Ft. Lauderdale	$10,720

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

4

Creditor Name	Claim Amount	Treatment
Asig - Austin	$8,642

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Ge Engine Services - Mcallen, Lp	$8,601

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Asig - Minn Fuel Consortium	$8,417

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Dolphin Capital Corp	$7,769

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Asig - Tampa	$7,395

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Thyssen Stearns, Inc	$6,446

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Macquarie Aviation North America 2, Inc.	$5,252

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Dolphin Capital Corp	$4,714

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Diallo, Mamadou M.	$500

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Port Of Portland, The	$3,847

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Epredix	$1,000

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Hattiesburg-	$3,047

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value

5

Creditor Name	Claim Amount	Treatment
Laurel Regional Airport Authority

of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Independence Air, Inc.	$2,873

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Dolphin Capital Corp	$1,709

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

GE Capital	$1,456

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Dolphin Capital Corp	$1,312

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Jeter, Patricia	$500

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Bank Of The Ozarks	$651

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Island Business Systems & Supply	$258

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Pacific Machinery	$70

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

Snafuel Corporation	$98

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

6

Northwest Aerospace Training Corporation Class 3B

Creditor Name	Claim Amount	Treatment
Metropolitan Airports Commission	$124,200,000

At the option of the Reorganized Debtors, either (i) Cash in an amount equal to the unpaid amount of the other Secured Claim, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in the Allowed Other Secured Claim, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as agreed to by the Reorganized Debtors and the holder of an Allowed Other Secured Claim or as necessary to satisfy the requirements of the Bankruptcy Code.

7

Schedule 8.2

Restructured Collective Bargaining Agreements

Restructured Collective Bargaining Agreement	Order Date
Agreement between Northwest Airlines, Inc. and Air Line Pilots Association, International	6/13/2006

Agreement between Northwest Airlines, Inc. and the Clerical Office, Fleet and Passenger Services Employees Represented by the International Association of Machinists and Aerospace Workers, District 143

6/13/2006
Agreement between Northwest Airlines, Inc. and the Equipment Service and Stock Clerk Personnel Employees Represented by the International Association of Machinists and Aerospace Workers, District 143	6/13/2006
Agreement between Northwest Airlines, Inc. and the Plant Protection Employees Represented by the International Association of Machinists and Aerospace Workers, District 143	6/13/2006

Agreement between Northwest Airlines, Inc. and the Flight Simulator Technicians and Simulator Support Specialists Employees Represented by the International Association of Machinists and Aerospace Workers, District 143

7/26/2006
Agreement between Northwest Airlines, Inc. and Aircraft Technical Support Association	11/16/2005
Agreement between Northwest Airlines, Inc. and Transport Workers Union of America	11/16/2005
Agreement between Northwest Airlines, Inc. and Northwest Airlines Meteorology Association	11/16/2005

1

Schedule 8.3

Management Compensation Agreements*

Last Name	First Name	Title

CHIEF EXECUTIVE OFFICER
STEENLAND	DOUGLAS M.	PRESIDENT & CHIEF EXECUTIVE OFFICER

EXECUTIVE VICE PRESIDENTS
COHEN	NEAL S.	EVP & CHIEF FINANCIAL OFFICER
GRIFFIN	J. TIMOTHY	EVP MARKETING & DISTRIBUTION
HAAN	PHILIP C.	EVP INTERNATIONAL, ALLIANCES & INFORMATION TECHNOLOGY AND CHAIRMAN - NWA CARGO
ROBERTS	ANDREW C.	EVP OPERATIONS

SENIOR VICE PRESIDENTS
BAUER	KRIS B.	SVP TECHNICAL OPERATIONS
BECKER	MICHAEL J.	SVP HUMAN RESOURCES & LABOR RELATIONS
DAVIS	DAVID M.	SVP FINANCE & CONTROLLER
FRIEDEL	JAMES M.	SVP PACIFIC & PRESIDENT NWA CARGO
KNOTEK	CRYSTAL L.	SVP GROUND OPERATIONS & CUSTOMER SERVICE
LINDER	MARY E. CARROLL	SVP CORPORATE & BRAND COMMUNICATIONS
MATTHEWS	DANIEL B.	SVP & TREASURER
NEWMAN	ANDREA FISCHER	SVP GOVERNMENT AFFAIRS
RAINEY	TIMOTHY J.	SVP FLIGHT OPERATIONS, INFLIGHT & SYSTEM OPERATIONS CONTROL

VICE PRESIDENTS
BACH	THOMAS J.	VP NETWORK PLANNING & REVENUE MANAGEMENT
BENDORAITIS	JOHN A.	EVP & CHIEF OPERATING OFFICER, COMPASS AIRLINES, INC.
BODA	SUZANNE F.	VP INFLIGHT SERVICES
CAMPBELL	TIMOTHY P.	VP SOC / FLIGHT OPERATIONS ADMINISTRATION
CANTARUTTI	PERRY A.	VP RESERVATIONS SALES & SERVICES
CARLSON	KRISTI K.	VP TAX
COLLETTE	CHRISTOPHER L.	VP GROUND OPERATIONS - CUSTOMER SERVICE PLANNING
CRON	JAMES J.	VP PASSENGER MARKETING & SALES, CEO - MLT VACATIONS
DESCHAMPS	FREDERIC	VP PACIFIC OPERATIONS, FINANCE & ADMINISTRATION
GURNEY	MARK C.	VP CUSTOMER SERVICE - DTW
HOFER	BARRY J.	VP FINANCIAL PLANNING & ANALYSIS
HYLANDER	KENNETH J.	VP SAFETY & ENGINEERING & CHIEF SAFEY OFFICER
KENNEY JR	PETER B.	VP LAW
LENTSCH	WILLIAM P.	VP CUSTOMER SERVICE - MSP
LENZA	ADOLFO M.	VP DISTRIBUTION & E-COMMERCE
LIU	LAURA H.	VP INTERNATIONAL MARKETING & SALES
MCDONALD	DANIEL M.	VP FINANCE & FLEET PLANNING
MEGINNES	TIMOTHY J.	VP COMPENSATION & BENEFITS
MILLER	MICHAEL L.	VP LAW & SECRETARY
PIEPER	NATHANIEL J.	VP ALLIANCES
SCHAEFER	ANNA M.	VP FINANCE & CHIEF ACCOUNTING OFFICER
SEAR	STEVEN M.	VP SALES
SHOWERS	JULIE HAGEN	VP LABOR RELATIONS
TANEY	JOSEPH W.	VP STATION OPERATIONS
WILKINSON	DALE A.	VP MATERIALS MANAGEMENT
WISE	THERESA M. H.	CHIEF INFORMATION OFFICER
WROBLE	PAUL N.	VP LINE MAINTENANCE OPERATIONS

* Management compensation agreements for Knotek, Cantarutti, Carlson, Hofer and Schaefer are post-petition agreements, reflecting the promotion of these individuals after the Commencement Date.

Each other management compensation agreement is a pre-petition agreement to be assumed on the Effective Date of the Plan.